CONFORMED COPY



                                CREDIT AGREEMENT

                                      AMONG

                              AGRILINK FOODS, INC.,
                                   as Borrower

                            PRO-FAC COOPERATIVE, INC.
                    and certain other entities as Guarantors

                                       AND

                         HARRIS TRUST AND SAVINGS BANK,
                    Individually and as Administrative Agent

                                       AND

                        BANK OF MONTREAL, CHICAGO BRANCH,
                      Individually and as Syndication Agent

                                       AND

                  THE LENDERS FROM TIME TO TIME PARTIES HERETO

                         Dated as of September 23, 1998




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                                                 TABLE OF CONTENTS


SECTION                                                   DESCRIPTION                                                          PAGE

SECTION 1.                 DEFINITIONS; INTERPRETATION OF AGREEMENT..............................................................1

       Section 1.1.            Definitions.......................................................................................1
       Section 1.2.            Accounting Terms.................................................................................16

SECTION 2.                 THE CREDIT FACILITIES................................................................................16

       Section 2.1.            The Revolving Credit.............................................................................16
       Section 2.2.            The Term Credits.................................................................................22
       Section 2.3.            Manner of Borrowing..............................................................................23

SECTION 3.                 INTEREST.............................................................................................24

       Section 3.1.            Options..........................................................................................24
       Section 3.2.            Base Rate Portion................................................................................25
       Section 3.3.            LIBOR Portions...................................................................................25
       Section 3.4.            Interest on Swing Loans..........................................................................25
       Section 3.5.            Computation......................................................................................26
       Section 3.6.            Minimum Amounts..................................................................................26
       Section 3.7.            Manner of Rate Selection.........................................................................26
       Section 3.8.            Funding Indemnity................................................................................26
       Section 3.9.            Change of Law....................................................................................27
       Section 3.10.           Unavailability of Deposits or Inability to Ascertain, or Inadequacy
                               of, LIBOR Rate...................................................................................27
       Section 3.11.           Increased Cost and Reduced Return................................................................28
       Section 3.12.           Lending Offices..................................................................................28
       Section 3.13.           Discretion of Banks as to Manner of Funding......................................................28

SECTION 4.                 FEES, PAYMENTS, REDUCTIONS, APPLICATIONS AND NOTATIONS...............................................29

       Section 4.1.            Commitment Fee...................................................................................29
       Section 4.2.            Letter of Credit Fees............................................................................29
       Section 4.3.            Administrative Agent's Fees......................................................................29
       Section 4.4.            Prepayments......................................................................................30
       Section 4.5.            Terminations.....................................................................................31
       Section 4.6.            Place and Application............................................................................32
       Section 4.7.            Notations and Requests...........................................................................34

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

       Section 4.8.            Capital Adequacy.................................................................................34
       Section 4.10.           Withholding Taxes................................................................................35
       Section 4.11.           Bank Replacement.................................................................................36

SECTION 5.                 THE COLLATERAL.......................................................................................37

       Section 5.1.            The Collateral...................................................................................37
       Section 5.2.            Further Assurances...............................................................................38

SECTION 6.                 REPRESENTATIONS AND WARRANTIES.......................................................................38

       Section 6.1.            Organization and Power...........................................................................38
       Section 6.2.            Subsidiaries.....................................................................................38
       Section 6.3.            Use of Proceeds; Regulation U....................................................................39
       Section 6.4.            Financial Reports................................................................................39
       Section 6.5.            Litigation and Taxes.............................................................................40
       Section 6.6.            Burdensome Contracts with Affiliates.............................................................40
       Section 6.7.            ERISA............................................................................................40
       Section 6.8.            Full Disclosure..................................................................................41
       Section 6.9.            Compliance with Law..............................................................................41
       Section 6.10.           Certain Contracts................................................................................41
       Section 6.11.           Stock Purchase Agreement Warranties..............................................................42
       Section 6.12.           Restrictive Agreements...........................................................................42
       Section 6.13.           No Default under Other Agreements................................................................42
       Section 6.14.           Status under Certain Laws........................................................................42
       Section 6.15.           Year 2000 Compliance.............................................................................42
       Section 6.16.           Solvency, Etc....................................................................................42

SECTION 7.                 CONDITIONS PRECEDENT.................................................................................43

       Section 7.1.            All Advances.....................................................................................43
       Section 7.2.            Initial Advance..................................................................................43
       Section 7.3.            Legal Matters....................................................................................46

SECTION 8.                 COVENANTS............................................................................................47

       Section 8.1.            Maintenance of Business..........................................................................47
       Section 8.2.            Maintenance......................................................................................47
       Section 8.3.            Taxes............................................................................................47
       Section 8.4.            Insurance........................................................................................47
       Section 8.5.            Financial Reports................................................................................48
       Section 8.6.            Compliance with Laws.............................................................................49



       Section 8.7.            Nature of Business...............................................................................49
       Section 8.8.            Liens............................................................................................49
       Section 8.9.            Indebtedness.....................................................................................50
       Section 8.10.           Consolidated Net Worth...........................................................................51
       Section 8.11.           Leverage Ratio...................................................................................51
       Section 8.12.           Fixed Charge Coverage Ratio......................................................................51
       Section 8.13.           EBITDA...........................................................................................52
       Section 8.14.           Interest Coverage Ratio..........................................................................52
       Section 8.15.           Net Capital Expenditures.........................................................................53
       Section 8.16.           Rentals..........................................................................................53
       Section 8.17.           Acquisitions, Investments, Loans and Advances and Guarantees.....................................53
       Section 8.18.           Restricted Payments..............................................................................55
       Section 8.19.           Mergers..........................................................................................55
       Section 8.20.           Sales of Assets..................................................................................56
       Section 8.21.           Burdensome Contracts with Affiliates.............................................................56
       Section 8.22.           No Change in Fiscal Year.........................................................................56
       Section 8.23.           Formation of Subsidiaries........................................................................56
       Section 8.24.           No Restriction on Subsidiary Dividends...........................................................57
       Section 8.25.           Interest Rate Protection.........................................................................57
       Section 8.26.           Concerning the Subordinated Debt.................................................................57
       Section 8.27.           Concerning the Marketing Agreement...............................................................57
       Section 8.28.           Year 2000 Assessment.............................................................................57
       Section 8.29.           Preservation of Cooperative Status...............................................................58

SECTION 9.                 EVENTS OF DEFAULT AND REMEDIES.......................................................................58


SECTION 10.                THE AGENT AND ISSUING BANK...........................................................................60

       Section 10.1.           Appointment and Authorization....................................................................60
       Section 10.2.           Rights as a Lender...............................................................................61
       Section 10.3.           Standard of Care.................................................................................61
       Section 10.4.           Costs and Expenses...............................................................................62
       Section 10.5.           Indemnity........................................................................................62

SECTION 11.                THE GUARANTEES.......................................................................................63

       Section 11.1.           The Guarantees...................................................................................63
       Section 11.2.           Guarantee Unconditional..........................................................................63
       Section 11.3.           Discharge Only upon Payment in Full; Reinstatement in Certain
                               Circumstances....................................................................................64

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

       Section 11.4.           Subrogation......................................................................................64
       Section 11.5.           Waivers..........................................................................................64
       Section 11.6.           Stay of Acceleration.............................................................................65

SECTION 12.                MISCELLANEOUS........................................................................................65

       Section 12.1.           Waiver of Rights.................................................................................65
       Section 12.2.           Non-Business Day.................................................................................65
       Section 12.3.           Documentary Taxes................................................................................65
       Section 12.4.           Survival of Representations......................................................................65
       Section 12.5.           Set-off Sharing..................................................................................65
       Section 12.6.           Notices..........................................................................................66
       Section 12.7.           Counterparts.....................................................................................66
       Section 12.8.           Successors and Assigns...........................................................................66
       Section 12.9.           Participants.....................................................................................66
       Section 12.10.          Costs and Expenses...............................................................................67
       Section 12.11.          Construction.....................................................................................67
       Section 12.12.          Assignment Agreements............................................................................67
       Section 12.13.          Waivers, Modifications and Amendments............................................................68
       Section 12.14.          Entire Agreement.................................................................................69
       Section 12.15.          Headings.........................................................................................69
       Section 12.16.          Confidentiality..................................................................................69
       Section 12.17.          Jurisdiction.....................................................................................69
       Section 12.18.          Waiver of Jury Trial.............................................................................70
       Section 12.19.          Governing Law....................................................................................70

Exhibit A                 --        Revolving Credit Note
Exhibit B                 --        Swing Credit Note
Exhibit C                 --        A Credit Note
Exhibit D                 --        B Credit Note
Exhibit E                 --        C Credit Note
Exhibit F                 --        Compliance Certificate
Exhibit G                 --        Additional Guarantor Supplement
Exhibit H                 --        Subsidiaries
Exhibit I                 --        Existing Indebtedness
Exhibit J                 --        Existing Liens
Exhibit K                 --        Existing Investments, Loans and Advances
Exhibit L                 --        Scheduled Excluded Assets

Schedule 6.5              --        Disclosed Litigation

                              AGRILINK FOODS, INC.

                                CREDIT AGREEMENT




To the Agents and each of
 the Lenders which are or
 become Lenders under
 this Agreement

Gentlemen:

         The undersigned, Agrilink Foods, Inc., a New York corporation (the "Company") applies to you for your several commitments, subject to all of the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, to extend credit to the Company, all as more fully hereinafter set forth.


SECTION 1.               DEFINITIONS; INTERPRETATION OF AGREEMENT.

             Section 1.1. Definitions. The following terms when used herein shall have the following meanings, such terms to be equally applicable to both the singular and the plural of the terms defined:

         "A Credit Commitments" is defined is Section 2.2(a) hereof.

         "A Credit Lenders" shall mean the Lenders which at the time have unfunded A Credit Commitments or outstanding A Loans.

         "A Credit Notes" defined in Section 2.2(a) hereof.

         "Acquisition" shall mean the acquisition by the Company of all of the outstanding capital stock of DFVC and BEMSA Holding, Inc., a Delaware corporation ("BEMSA") and of the trademarks used in the businesses of DFVC and BEMSA, the transfer by the Company to Dean Foods or a subsidiary thereof of the asceptic business of the Company and the assets used in connection therewith and the related transactions provided for in the Stock Purchase Agreement and the Asset Transfer Agreement.

         "Acquisition Closing Date" shall mean the date the Acquisition is actually consummated.

         "Additional Guarantor Documentation" shall mean the following, each which shall be satisfactory in form and substance to the Administrative Agent:

                 (i) stock  certificates  representing  100% of the issued and outstanding  capital  stock  of such  Guarantor  which  is owned by the
         Parent  or  another  Subsidiary,   together  with  blank  stock  powers
         therefor;

                (ii) good standing certificates for such Guarantor issued by its state of organization, issued not more than 30 days before the date of its Additional Guarantor Supplement;

               (iii) copies of the Certificates of Incorporation, and all amendments thereto, of such Guarantor, certified by the Secretary of State of its state of incorporation not more than 30 days before the date of its Additional Guarantor Supplement;

                (iv) copies of the by-laws, and all amendments thereto, of such Guarantor, certified as true, correct and complete on the effective date of its Additional Guarantor Supplement by the Secretary or Assistant Secretary of such Guarantor;

                 (v) copies, certified as true, correct and complete by the Secretary or Assistant Secretary of such Guarantor, of resolutions regarding the transactions contemplated by this Agreement, duly adopted by the Board of Directors or other governing body of such Guarantor;

                (vi) an incumbency and signature certificate for such Guarantor;

               (vii) evidence satisfactory to the Administrative Agent that the Administrative Agent's security interests in the Collateral to be provided by such Guarantor is prior to all other liens, security interests and encumbrances thereon not permitted hereby or approved by the Administrative Agent; and

              (viii) legal matters incident to the execution and delivery of the Additional Guarantor Supplement shall be satisfactory to the Administrative Agent and its counsel and the Administrative Agent shall have received the favorable written opinion of counsel for such Guarantor in form and substance satisfactory to the Administrative Agent.

         "Additional Guarantor Supplement" is defined in Section 8.23.

         "Adjusted LIBOR Rate" shall mean a rate per annum determined pursuant to the following formula:

 Adjusted LIBOR Rate           =                  LIBOR Rate

                                           100% - Reserve Percentage

         "Administrative Agent" shall mean Harris and its successors as administrative agent hereunder.

         "Affiliate" shall mean, for any Person, any other Person (including all directors and officers of such Person) that directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" means the power, directly or indirectly, to direct or cause the direction of the management or policies of a Person (through ownership of voting securities, by contract or otherwise), provided that, in any event for purposes of the definition any Person that owns directly or indirectly 10% or more of the securities or other interests having ordinary voting power for the election of directors of a corporation or 10% or more of the partnership or other ownership interests of any other Person will be deemed to control such corporation or other Person.

         "Agents" shall mean the Administrative Agent and the Syndication Agent and their successors hereunder.

         "Aggregate Percentage" shall mean as to each Lender and as to each time same is to be determined the percentage which the sum of its unutilized Revolving Credit Commitment, outstanding balance of Revolving Credit Loans, share of the risk incident to outstanding Letters of Credit, outstanding A Loans, outstanding B Loans and outstanding C Loans bears to the aggregate of all of the foregoing for all Lenders.

         "Agreement" shall mean this Credit Agreement, as the same may be amended, modified or restated from time to time.

         "A Loans" is defined in Section 2.2(a) hereof.

         "Applicable Margin" shall mean the rate per annum specified below for the Leverage Ratio and type of Loan, Portion or fee for which the Applicable Margin is being determined:

                   (a) with respect to the commitment fee, the Letter of Credit fee called for by Section 4.2(a) hereof and each type of Portion of the Revolving Credit Loans and the A

         Loans described below, the rate per annum shown below for the range of Leverage Ratio specified below:


                          LEVEL I       LEVEL II    LEVEL III     LEVEL IV



Leverage Ratio            3.5 to 1   3.5 to 1 but  4.0 to 1 but    4.5 to 1
                                        4.0 to 1      4.5 to 1
Base Rate Portion           0.00%        0.25%          0.75%        1.00%
LIBOR Portion & L/C Fee     1.75%        2.00%          2.50%        2.75%
   Commitment Fee           0.40%        0.45%          0.50%        0.50%



                   (b) with respect to the B Loans, the Applicable Margin for LIBOR Portions shall be 3.25% and for the Base Rate Portion shall be 2.25%; and

                   (c) with respect to the C Loans, the Applicable Margin for LIBOR Portions shall be 3.50% and for the Base Rate Portion shall be 2.50%;

         provided, however that the foregoing are subject to the following:

                   (i) the Leverage Ratio shall be determined as of the last day of each fiscal quarter of the Parent commencing with the third fiscal quarter of fiscal 1999, with any adjustment in the Applicable Margins resulting from a change in such Leverage Ratio to be effective 5 Business Days after receipt by the Administrative Agent of the financial statements for such quarter called for by Section 8.5(a), provided that the Applicable Margins shall be those specified for Level IV above for each day from and after the last date when such financial statements were required to be delivered pursuant to Section 8.5(a) to and including the date when such financial statements are actually delivered pursuant to such section;

                  (ii) if and so long as any Event of Default has occurred and is continuing, the Applicable Margins other than the Applicable Margin for the commitment fee as otherwise computed hereunder shall be increased by adding the rate of 2% per annum thereto; and

               (iii) anything contained hereinabove to the contrary notwithstanding, the Applicable Margins for the period from the Acquisition Closing Date to the effective date (determined pursuant to clause (a) above) of an adjustment in the Applicable Margins resulting from a determination of the Leverage Ratio as of the last day of the third fiscal quarter of fiscal 1999 shall be those specified above for Level IV.

          "Applications" is defined in Section 2.1(c)(iii) hereof.

          "Asset Transfer Agreement" shall mean the Asset Transfer Agreement dated as of July 24, 1998 by and between Dean Foods and the Company, as amended as permitted hereby.

     "Assignment Agreement" is defined in Section 12.12 hereof.

     "Auditors" is defined in Section 8.5(b) hereof.

     "Authorized Representative" shall mean those persons shown on the list of officers provided by the Company pursuant to Section 7.2(a)(ii) hereof or on any update of any such list provided by the Company to the Administrative Agent, or any further or different officer of the Company so named by any Authorized Representative of the Company in a written notice to the Administrative Agent.

     "B Credit Commitments" is defined is Section 2.2(b) hereof.

     "B Credit Lenders" shall mean the Lenders which at the time have unfunded B Credit Commitments or outstanding B Loans.

     "B Credit Notes" is defined in Section 2.2(b) hereof.

     "Base Rate" shall mean for any day the rate of interest announced by Harris from time to time as its prime commercial rate as in effect on such day, with any change in the Base Rate resulting from a change in said prime commercial rate to be effective as of the date of the relevant change in said prime commercial rate (the "Harris Prime Rate"), provided that if the rate per annum determined by adding 1/2 of 1% to the rate at which Harris would offer to sell federal funds in the interbank market on or about 10:00 a.m. (Chicago time) on any day (the "Fed Funds Rate") shall be higher than the Harris Prime Rate on such day, then the Base Rate for such day and for any succeeding day which is not a Business Day shall be such Fed Funds Rate. The determination of the Fed Funds Rate by the Administrative Agent shall be final and conclusive provided it has acted in good faith in connection therewith.

     "Base Rate Portions" is defined in Section 3.1 hereof.

     "B Loans" is defined in Section 2.2(b) hereof.

         "Borrowing" shall mean the total of Loans of a single type made by all the Lenders on a single date and, if such Loans are to be part of a LIBOR Portion, for a single Interest Period.

         "Business Day" shall mean any day (other than a Saturday or Sunday) on which banks are open for business in Chicago, Illinois and, when used with reference to LIBOR Portions, a day on which banks are also open for business and dealing in United States Dollar deposits in London, England and Nassau, Bahamas.

         "C Credit Commitments" is defined is Section 2.2(c) hereof.

         "C Credit Lenders" shall mean the Lenders which at the time have unfunded C Credit Commitments or outstanding C Loans.

         "C Credit Notes" is defined in Section 2.2(c) hereof.

         "Capitalized Lease" shall mean any lease or other agreement for the use or possession of real or personal property the obligation for Rentals with respect to which is required to be capitalized on a balance sheet of the lessee in accordance with GAAP.

         "Capitalized Rentals" shall mean as of the date of any determination the amount at which the aggregate Rentals due and to become due under Capitalized Leases under which the Company or any Subsidiary is a lessee will be reflected as a liability on a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP.

         "Change of Control" shall mean the occurrence of either of the following events: (i) any of the capital stock of the Company shall be owned, either legally or beneficially, by any Person other than the Parent; or (ii) the number of the directors of the Company who are not employees, shareholders (at the time of becoming directors) or otherwise Affiliates (other than by reason of being a director of the Company) of the Company or the Parent ("Disinterested Directors") shall not at least equal the number of directors of the Company who are not Disinterested Directors or (iii) more than 20% of the capital stock of the Parent entitled at the time to vote for the election of directors shall be owned or controlled by a Person or group of Persons acting in concert.

         "Class of Notes" shall mean the Revolving Credit Notes as a group, the A Credit Notes as a group, the B Credit Notes as a group, the C Credit Notes as a group or the Swing Credit Note.

         "C Loans" is defined in Section 2.2(c) hereof.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Collateral" shall mean all properties, rights, interests and privileges from time to time subject to the liens and security interests granted to the Administrative Agent for the benefit of the Lenders by the Collateral Documents.

         "Collateral Documents" shall mean all mortgages, deeds of trust, security agreements, assignments and other instruments and documents as shall from time to time be executed and delivered by the Parent, the Company and/or the Pledging Guarantors as collateral security for obligations of the Company and/or the Guarantors under the Loan Documents.

         "Commitments" shall mean the Revolving Credit Commitments, the A Credit Commitments, the B Credit Commitments and the C Credit Commitments.

         "Company" is defined in the introductory paragraph of this Agreement.

         "Consolidated Net Income" for any period shall mean the gross revenues from any source of the Parent and its Subsidiaries for such period less all expenses and other proper charges determined for the Parent and its Subsidiaries on a consolidated basis in accordance with GAAP but computed prior to giving effect to gains and losses on the disposition of capital assets and other extraordinary gains and losses (including the write off of debt issuance costs, the payment of premiums on the retirement of Indebtedness and gains resulting from pension reversions) as determined in accordance with GAAP.

         Consolidated Net Working Capital" shall mean as of any time the same is to be determined, the excess for the Parent and its Subsidiaries on a consolidated basis of current assets over current liabilities as determined and computed in accordance with GAAP.

         "Consolidated Net Worth" shall mean, as of any date, the common stock and the total shareholders' and members' capitalization of the Parent and its Subsidiaries each computed on a consolidated basis in a manner consistent with that used in the preparation of the Parents' audited consolidated balance sheet for the fiscal year ended June 27, 1998 and heretofore delivered to the Lenders.

         "Consolidated Total Indebtedness" shall mean all Indebtedness of the Parent and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

         "Dean Foods" shall mean Dean Foods Company, a Delaware corporation.

         "Default" shall mean any event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default.

         "DFVC"   shall  mean  Dean  Foods   Vegetable   Company,   a  Wisconsin
corporation.

         "EBITDA" shall mean, with reference to any period, Consolidated Net Income for such period plus all amounts deducted in arriving at such Consolidated Net Income in respect of (i) Interest Expense, (ii) taxes imposed on or measured by income or excess profits, and (iii) all charges for depreciation of fixed assets and amortization of intangibles, all determined in accordance with GAAP.

         "Equity Offering" shall mean a public offering, private placement or other issuance or sale of the capital stock or other equity interests (or of warrants, options or other rights therefor) of the Parent or any of its Subsidiaries; provided that the issuance by the Parent of common stock to its producer members in accord with past practice shall not constitute an Equity Offering.

         "ERISA" is defined in Section 6.7 hereof.

         "Event of Default"  shall mean any of the events  specified  in Section
9.1 hereof.

         "Excess Cash Flow" shall mean for the Parent and its Subsidiaries on a consolidated basis for any period for which the same is to be computed, EBITDA for such period less the sum for such period of regularly scheduled principal payments and voluntary prepayments made on Indebtedness (other than principal payments made on Revolving Credit Loans and on any other loans if and to the extent that the borrower has the contractual right to reborrow the funds so paid) paid during such period, Interest Expense paid in cash during such period, cash payments of income and similar taxes paid during such period, Net Capital Expenditures funded during such period (other than such thereof as are funded out of the proceeds of Indebtedness) and Restricted Payments paid during such period and minus the amount of any increase and plus the amount of any decrease in Consolidated Net Working Capital between the first day of such period and the last day of such period.

         "Excluded Assets" is defined in Section 5.1 hereof.

         "Existing Subordinated Notes" shall mean the 12-1/4% Senior Subordinated Notes due 2005 of the Company issued under an indenture dated as of November 3, 1994 by and among PF Acquisition Corp. (a predecessor to the
Company) as Issuer, the Parent as Guarantor and IBJ Schroeder Bank & Trust Company as Trustee (the "Existing Subordinated Notes Indenture").

         "Fed Funds Rate" shall mean the fluctuating interest rate per annum described in the proviso to the definition of the definition of Base Rate.

         "Fixed Charge Coverage Ratio" shall mean as of any time the same is to be determined the ratio for the period of four consecutive fiscal quarters then ending of (a) EBITDA less Net Capital Expenditures (if positive) to (b) the sum for such period of Interest Expense, regular payments of principal on Consolidated Total Indebtedness which are scheduled to become due during the period of four consecutive fiscal quarters commencing on the day after the date of determination (provided that principal payments on the note payable to Duane

Packer shown on Exhibit I shall be excluded) and dividends paid by the Parent during such period, all computed on a consolidated basis for the Parent and its Subsidiaries. The foregoing to the contrary notwithstanding, the computation of the Fixed Charge Coverage Ratio as of the close of the second fiscal quarter of fiscal 1999 shall be made for the fiscal quarter then ending, the computation thereof as of the third fiscal quarter of fiscal 1999 shall be made for the period of two consecutive fiscal quarters then ending and the computation thereof as of the close of the fourth fiscal quarter of fiscal 1999 shall be made for the period of three consecutive fiscal quarters then ending.

         "Fixed Fed Funds Swing Loan" is defined in Section 3.4 hereof.

         "Fixed Fed Funds Rate" shall mean with respect to each Fixed Fed Funds Swing Loan, the rate of interest per annum as determined by the Swing Lender at which term federal funds would be offered by the Swing Lender on the first day of such Fixed Fed Funds Swing Loan to major banks in the interbank market upon request by such major banks for a period equal to the term of such Fixed Fed Funds Swing Loan and in an amount equal to the principal amount of such Fixed Fed Funds Swing Loan. Each determination of the Fixed Fed Funds Rate made by the Swing Lenders in accordance with this paragraph shall be conclusive and binding on the Company except in the case of manifest error or willful misconduct.

         "Foreign Subsidiaries" shall mean all Subsidiaries of the Parent organized and existing under laws other than those of the United States of America or a political subdivision thereof and conducting substantially all of their business, and having substantially all of their assets, outside of the United States of America.

         "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination and consistently applied.

         "Governmental Body" shall mean the United States of America or any state or political subdivision thereof, and any other nation or political subdivision thereof or any agency, department, commission, board, bureau or instrumentality of any of the foregoing which exercises jurisdiction over the Parent or any of its Subsidiaries or any of their assets or the conduct of the business of the Parent or any of its Subsidiaries or any of their assets in any such jurisdiction.

         "Governmental Requirements" shall mean any law, ordinance, order, rule or regulation of a Governmental Body.

         "Guarantors" shall mean the Parent and all Subsidiaries of the Parent in each instance whether now owned and existing or hereafter formed or acquired other than (i) Subsidiaries of the Parent whose aggregate assets, revenues and net income comprise less than 2% of the assets, revenues and net income of the Parent and Subsidiaries taken as a whole and (ii) Foreign Subsidiaries.

         "Harris" shall mean Harris Trust and Savings Bank, an Illinois banking corporation.

         "Hedging Liability" shall mean liabilities of the Company to the Lenders or any of them or to any of their Affiliates arising in connection with the interest rate hedging activities constituting part of the Hedging Program.

         "Hedging Program" is defined in Section 8.25 hereof.

         "Indebtedness" shall mean and include (but without duplication) all obligations of the Person in question of the following types, determined in accordance with GAAP: (i) obligations (whether recourse or non recourse) for borrowed money or for the deferred purchase price of, or which have been incurred in connection with the acquisition of, Property other than current accounts payable, (ii) obligations of others of the type described in clause (i) secured by any lien or other charge upon Property owned by the Person in question, even though such Person has not assumed or become liable for the payment of such obligations, (iii) obligations payable over a period in excess of one year to acquire Property or to obtain the services of another Person if the contract requires that payment for such Property or services be made regardless of whether such Property is delivered or such services are performed,
(iv) Capitalized Rentals of such Person, (v) obligations in respect of letters of credit and banker's acceptances and (vi), all liabilities of others of the type referred to in clauses (i), (ii), (iii), (iv) and (v) above which are directly or indirectly guaranteed by such Person, or as to which it has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss.

         "Interest Coverage Ratio" shall mean, as of any date, the ratio of EBITDA of the Parent and its Subsidiaries for the four fiscal quarters ended on such date to Interest Expense for the same period except that, provided, however, that the calculation of the close of the second fiscal quarter of fiscal 1999 shall be made for the fiscal quarter ended on such date, the calculation as of the close of the third fiscal quarter of fiscal 1999 shall be made for the period of two fiscal quarters ended on such date and the calculation as of the close of the fourth fiscal quarter of fiscal 1999 shall be made for the period of three consecutive fiscal quarters ended on such date.

         "Interest Expense" shall mean with reference to any period all interest charges (excluding amortization of debt discount and expense and debt issuance expense and interest payable at the option of the obligor in securities of the same ranking but including imputed interest on Capitalized Leases, except that if and so long as imputed interest on Capitalized Leases is less than $250,000 per annum it may be excluded from Interest Expense) accrued for such period, whether or not paid, all as computed on a consolidated basis for the Parent and its Subsidiaries in accordance with GAAP except as expressly provided for above.

         "Interest Period" shall mean with respect to any LIBOR Portion:

                   (a) initially, the period commencing on, as the case may be, the creation or conversion date with respect to such LIBOR Portion and ending one, two, three or six months thereafter as selected by the Company in its notice as provided for herein; and

                   (b) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such LIBOR Portion and ending one, two, three or six months thereafter as selected by the Company in its notice as provided for herein;

         provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                   (i) if any Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                  (ii) no Interest Period may extend beyond the final maturity date of the applicable Notes;

                 (iii) the interest rate to be applicable to each Portion for each Interest Period shall apply from and including the first day of such Interest Period to but excluding the last day thereof;

                  (iv) no Interest Period may be selected if after giving effect thereto the Company will be unable to make a principal payment scheduled to be made during such Interest Period without paying part of a LIBOR Portion on a date other than the last day of the Interest Period applicable thereto; and

                   (v) unless and until the Syndication Agent has advised the Company that its syndication of the credit facilities provided for herein is complete or the Syndication Agent otherwise agrees, Interest Periods may not be longer than one month and shall be co-terminus and may be of any shorter duration which is acceptable to the Company and the Lenders.

         For purposes of determining an Interest Period, a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, provided, however, if an Interest Period begins on the last day of a month or if there is no numerically corresponding day in the month in which an Interest Period is to end, then such Interest Period shall end on the last Business Day of such month.

         "Issuing Bank" shall mean Harris and its successors as letter of credit issuer hereunder.

         "Lenders" shall mean the Revolving Credit Lenders, the A Credit Lenders, the B Credit Lenders and the C Credit Lenders.

         "Letters of Credit" is defined in Section 2.1(c)(i) hereof.

         "Leverage Ratio" shall mean, as of any time the same is to be determined, the ratio of (a) Consolidated Total Indebtedness (other than Seasonal Debt and liabilities in respect of undrawn letters of credit supporting insurance and self insurance obligations of the Company and its Subsidiaries and supporting payment by the Company and its Subsidiaries for goods and services in the ordinary course of business) as of such time to (b) EBITDA for the period of twelve calendar months most recently concluded, with EBITDA for any period prior to the Acquisition Closing Date computed as though DFVC were then a Subsidiary and the Company had not owned its asceptic business.

     "LIBOR Index Rate" shall mean, for any Interest Period applicable to a LIBOR Portion, the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a period equal to such Interest Period, which appears on the Telerate Page 3750 as of 11:00 a.m. (London, England time) on the day two Business Days before the commencement of such Interest Period.

     "LIBOR Portion" is defined in Section 3.1 hereof.

     "LIBOR Rate" shall mean for each Interest Period applicable to a LIBOR Portion, (a) the LIBOR Index Rate for such Interest Period, if such rate is available, and (b) if the LIBOR Index Rate cannot be determined, the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) at which deposits in U.S. Dollars in immediately available funds are offered to the Administrative Agent at 11:00 a.m. (London, England time) two (2) Business Days before the beginning of such Interest Period by three (3) or more major banks in the interbank eurodollar market selected by the Administrative Agent for a period equal to such Interest Period and in an amount equal or comparable to the principal amount of the LIBOR Portion scheduled to be made by the Administrative Agent during such Interest Period.

     "Loan Documents" shall mean this Agreement, the Notes, the Applications, the Collateral Documents, all documents under which the Hedging Liability arises, and each of the other instruments and documents to be delivered hereunder or thereunder or otherwise in connection therewith.

     "Marketing Agreement" shall mean the Marketing and Facilitation Agreement dated as of November 3, 1994 by and between Pro-Fac and the Company (then known as Curtice-Burns Foods, Inc.) as amended by the Amendment to the Marketing and Facilitation Agreement effective as of September 23, 1998 and as further amended as permitted hereby.

     "Material Adverse Effect" shall mean a material adverse effect on (i) the business, property, condition (financial or otherwise), or results of operations of the Parent and its Subsidiaries taken as a whole, (ii) the ability of the Parent or any Subsidiary to perform its obligations under the Loan Documents, or
(iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent, Issuing Bank or of the Lenders thereunder or of the Marketing Agreement, Stock Purchase Agreement or Asset Transfer Agreement.

     "Merger" shall mean the merger of DFVC with and into the Company, with the Company being the surviving corporation.

     "Net Capital Expenditures" shall mean for any period all sums paid by the Parent and its Subsidiaries to acquire assets which payments are not to be treated as expenses in accordance with GAAP less up to $10,000,000 of the net cash proceeds received by the Parent and its Subsidiaries from the sale or other disposition of capital assets during the same period, except that Permitted Acquisitions shall be excluded from Net Capital Expenditures.

     "Notes" shall mean the Revolving Credit Notes, the Swing Credit Note, the A Credit Notes, the B Credit Notes and the C Credit Notes.

     "Offered Rate Swing Loan" is defined in Section 3.4 hereof..

     "Parent" shall mean Pro-Fac Cooperative, Inc., a New York agricultural cooperative corporation.

     "Permitted Acquisition" shall mean an acquisition permitted by Section 8.17(g) hereof.

     "Permitted Liens" is defined in Section 8.8 hereof.

     "Person" shall mean any individual, trust, partnership, firm, corporation, limited liability company, association, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof.

     "Pledging Guarantors" shall mean all Guarantors which are not Foreign Subsidiaries or the Parent.

     "Portion" is defined in Section 3.1 hereof.

     "Property" shall mean all assets and properties of any nature whatsoever, whether real or personal, tangible or intangible, including without limitation intellectual property.

     "Rentals" shall mean and include all rents (including such payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the Property) payable by the Parent or its Subsidiaries as lessee or sub-lessee under a lease or other agreement for the use or possession of real or personal property but shall be exclusive of any amounts required to be paid by the Parent or any Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Rentals shall be computed for the Parent and Subsidiaries on a consolidated basis.

     "Required Lenders" shall mean Lenders which, taken together, hold (i) 51% or more in aggregate amount of the sum of (aa) the Revolving Credit Commitments or, if the Revolving Credit Commitments have terminated or expired, of the Revolving Credit Loans (treating the Swing Loans as though they had been ratably refunded by Revolving Credit Loans) and the credit risk incident to the Letters of Credit, and (ab) the A Loans and (ac) 51% or more in aggregate amount of the sum of the B Loans and the C Loans.

     "Required Revolving Credit Lenders" shall mean Revolving Credit Lenders with Revolving Credit Percentages aggregating at least 51%.

     "Reserve Percentage" shall mean the daily arithmetic average maximum rate at which reserves (including, without limitation, any supplemental, marginal and emergency reserves) are imposed on member banks of the Federal Reserve System during the applicable Interest Period by the Board of Governors of the Federal

     Reserve System (or any successor) under Regulation D on "eurocurrency liabilities" (as such term is defined in Regulation D), subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto. For purposes of this definition, the LIBOR Portions shall be deemed to be eurocurrency liabilities as defined in Regulation D without benefit or credit for any prorations, exemptions or offsets under Regulation D. The Adjusted LIBOR Rate shall automatically be adjusted as of the date of any change in the Eurodollar Reserve Percentage.

     "Restricted Payments" is defined in Section 8.18.

     "Revolving  Credit" shall mean the credit  facility  established by Section
2.1 hereof.

     "Revolving Credit Commitments" is defined in Section 2.1(a).

     "Revolving Credit Lender" shall mean each Lender from time to time having a Revolving Credit Commitment or outstanding Revolving Credit Loans or a risk participation in the Letters of Credit.

     "Revolving Credit Loans" is defined in Section 2.1(b).

     "Revolving Credit Notes" is defined in Section 2.1(b).

     "Revolving Credit Percentage" shall mean the percentage which a Revolving Credit Lender's unused Revolving Credit Commitment, outstanding Revolving Credit Loans and its participated share of the risk incident to outstanding Letters of Credit bears to the aggregate of the foregoing for all Revolving Credit Lenders. Solely for the purpose of computing the foregoing and the Aggregate Percentages, outstanding Swing Loans shall be treated as though they were Revolving Credit Loans made pro rata from the Revolving Credit Lenders in accordance with the respective amounts of their Revolving Credit Commitments.

     "Seasonal Debt" shall mean Indebtedness for money borrowed of the Parent and its Subsidiaries (computed on a consolidated basis) incurred to meet their seasonal working capital needs provided that (i) no Indebtedness shall be treated as Seasonal Debt during the last fiscal quarter of each fiscal year and
(ii) the aggregate amount of Indebtedness included in Seasonal Debt as of the last day of each first fiscal quarter of the Parent (ending on or about September 30) shall not exceed $150,000,000, the aggregate amount of Indebtedness included in Seasonal Debt as of the last day of the second fiscal quarter of the Parent (ending on or about December 31 of each year) shall not exceed $175,000,000 and the aggregate amount of Indebtedness included in Seasonal Debt as of the last day of the third fiscal quarter of the Parent (ending on or about March 31 of each year) shall not exceed $125,000,000.

     "Stock Purchase Agreement" shall mean the Stock Purchase Agreement dated as of July 24, 1998 by and between Dean Foods and the Company as amended as permitted hereby.

     "Subordinated Bridge Loan" shall mean a loan in the amount of $200,000,000 maturing on September 23, 1999 made to the Company pursuant to the Senior Subordinated Credit Agreement dated as of September 23, 1998 among the Company, the Guarantors, Warburg Dillon Read LLC as Arranger and Syndication Agent, UBS AG, Stanford Branch as Administrative Agent and the lenders named therein (the "Bridge Credit Agreement").

     "Subordinated Debt" shall mean (i) the Subordinated Bridge Loan and (ii) any other Indebtedness of the Company and guaranties thereof by the Guarantors which are subject to and subordinate in right of payment to the prior payment of the Parents' and its Subsidiaries' indebtedness and obligations under the Loan Documents pursuant to written subordination provisions acceptable to the Required Lenders, having other terms and conditions acceptable to the Required Lenders, maturing no earlier than September 30, 2006 and bearing interest at an interest rate approved by the Required Lenders provided that, no such consent shall be required if (y) the net proceeds of such Indebtedness will be used to refinance, in whole or in part, the Subordinated Bridge Loan and (z) (A) such indebtedness contains no covenants requiring the maintenance of particular levels of financial or balance sheet condition or of financial performance or of other financial ratios, (B) the subordination provisions and events of default contained in such Indebtedness are not materially worse to the Borrower or the Lenders than the terms contained in the Subordinated Bridge Loan, (C) the terms of any limitation on Indebtedness will not restrict Revolving Credit Borrowings under the terms of this Agreement as amended (but not amendments increasing any of the Commitments), (D) such Indebtedness matures no earlier than September 30, 2006 and (E) bearing except for a conversion of the Subordinated Bridge Loan into a term loan pursuant to the Bridge Credit Agreement (such term loan to bear interest as provided for in the Bridge Credit Agreement as originally executed and delivered) interest at a rate not in excess of 15% per annum, with not more than interest at the rate of 13% per annum payable in cash, and with the remainder of such interest being payable only through the issuance of subordinated payment in kind securities satisfying the foregoing requirements.

         "Subsidiary" shall mean, any corporation or other entity of which more than fifty percent (50%) of the outstanding stock or comparable equity interests having ordinary voting power for the election of the Board of Directors of such corporation or similar governing body in the case of a non-corporation (irrespective of whether or not, at the time, stock or other equity interests of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency which has not occurred) is at the time directly or indirectly owned by the Person in question or by one or more of its Subsidiaries. Unless the context otherwise requires, references herein to Subsidiaries shall be references to Subsidiaries of the Parent.

     "Swing Credit Note" is defined in Section 2.1(d) hereof.

     "Swing Lender" shall mean Harris and any successor thereto as swing lender hereunder.

     "Swing Loans" is defined in Section 2.1(d).

     "Syndication Agent" shall mean Bank of Montreal in its capacity as such.

     "Telerate Page 3750" shall mean the display designated as "Page 3750" on the Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for U.S. Dollar deposits).

     "Term Loans" shall mean the A Loans, the B Loans and the C Loans.

     "Termination Date" shall mean September 30, 2003, or such earlier date on which the Commitments are terminated in whole pursuant to Section 4.5 or Section 9 hereof.

     "Withholding Taxes" is defined in Section 4.9 hereof.

     "Year 2000 Problem" shall mean any significant risk that computer hardware, software, or equipment containing embedded microchips essential to the business or operations of the Parent or any of its Subsidiaries will not, in the case of dates or time periods occurring after December 31, 1999, function at least as efficiently and reliably as in the case of times or time periods occurring before January 1, 2000, including the making of accurate leap year calculations.

     Capitalized terms defined in any provision of this Agreement shall have the meanings so ascribed to them in all provisions of this Agreement.

     Section 1.2. Accounting Terms. For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to such terms in conformity with GAAP. Financial statements and other information furnished to the Administrative Agent pursuant to Section 8.5 shall be prepared in accordance with GAAP (as in effect at the time of such preparation) on a consistent basis. In the event any "Accounting Changes" (as defined below) shall occur and such changes affect financial covenants, standards or terms in this Agreement, then the Parent, the Company, the Administrative Agent and the Lenders agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the financial condition of the Parent and its Subsidiaries shall be the same after such Accounting Changes as if such Accounting Changes had not been made, and until such time as such an amendment shall have been executed and delivered by the Company, the Guarantors and the Required Lenders, (A) all financial covenants, standards and terms in this Agreement shall be calculated and/or construed as if such Accounting Changes had not been made, and (B) the Company shall prepare footnotes to each compliance certificate and the financial statements required to be delivered hereunder that show the differences between the financial statements delivered (which reflect such Accounting Changes) and the basis for calculating financial covenant compliance (without reflecting such Accounting Changes). "Accounting Changes" means: (a) changes in accounting principles required by GAAP since the close of the Parent's 1998 fiscal year and implemented by the Parent or any of its Subsidiaries; (b) changes in accounting principles recommended by certified public accountants of the Parent or any of its Subsidiaries; and (c) changes in carrying value of the Parents' (or any of its Subsidiaries') assets, liabilities or equity accounts resulting from the application of purchase accounting principles. All references herein to fiscal years, fiscal quarters or fiscal periods shall, unless the context otherwise requires, be references to fiscal years, fiscal quarters or fiscal periods of the Parent.

SECTION 2. THE CREDIT FACILITIES.

     Section 2.1. The Revolving Credit.

     (a) General Terms. Subject to all of the terms and conditions hereof, the Revolving Credit Lenders agree to extend a Revolving Credit to the Company which may be availed of by the Company from time to time, be repaid and used again, during the period from the date hereof to the Termination Date. The Revolving Credit may be utilized by the Company in the form of Loans or Letters of Credit, all as more fully hereinafter set forth, provided that (i) the aggregate amount of Revolving Credit Loans, Swing Loans and Letters of Credit outstanding at any one time shall not exceed the Revolving Credit Commitments (ii) the aggregate amount of Letters of Credit outstanding at any one time shall not exceed $40,000,000 through November 30, 1998 or $25,000,000 thereafter or, if less in any instance, the aggregate Revolving Credit Commitments then in effect and
(iii) the aggregate amount of Swing Loans outstanding at any one time shall not exceed $15,000,000 or, if less, the aggregate Revolving Credit Commitments then in effect. The maximum amount of the Revolving Credit which each Revolving Credit Lender agrees to extend hereunder shall be as set forth under the heading "Revolving Credit Commitment" opposite its signature hereto or on an Assignment Agreement to which it is a party and as the same is reduced from time to time pursuant hereto (its "Revolving Credit Commitment"). The obligations of the Revolving Credit Lenders hereunder are several and not joint and no Revolving Credit Lender shall under any circumstance be obligated to extend credit under the Revolving Credit in excess of its Revolving Credit Commitment or its Revolving Credit Percentage of the credit outstanding thereunder.

     (b) Revolving Credit Loans. Subject to all of the terms and conditions hereof, the Revolving Credit may be availed of by the Company in the form of Loans made pursuant to this Section 2.1(b) (individually a "Revolving Credit Loan" and collectively the "Revolving Credit Loans"). Each Borrowing of Revolving Credit Loans shall be in a minimum amount of $15,000,000 and thereafter in integral multiples of $1,000,000 and shall be made pro rata from the Revolving Credit Lenders in accordance with the amounts of their Revolving Credit Percentages. All Revolving Credit Loans made by each Revolving Credit Lender shall be made against and evidenced by a Revolving Credit Note (individually a "Revolving Credit Note" and collectively the "Revolving Credit Notes") in the form (with appropriate insertions) annexed hereto as Exhibit A. Each Revolving Credit Note shall mature on the Termination Date.

     (c) Letters of Credit.

          (i) General Terms. Subject to all of the terms and conditions hereof, the Revolving Credit may be availed of by the Company in the form of letters of credit issued to Persons other than Affiliates of the Company (the "Letters of Credit"). The amount of any Letter of Credit for all purposes of this Agreement shall be the maximum amount which could be drawn thereunder under any circumstances and over any period of time plus all unreimbursed drawings then outstanding with respect thereto. The Issuing Bank shall issue the Letters of Credit for the account of the Revolving Credit Lenders and, accordingly, each Letter of Credit shall be deemed to utilize a pro rata share of the Revolving Credit Commitment of each Revolving Credit Lender.

          (ii) General Characteristics. Each Letter of Credit issued hereunder shall expire or be terminable by the Issuing Bank within one year of the date of issuance but not later than the Termination Date. Each Letter of Credit issued hereunder shall conform to the general requirements of the Issuing Bank for the issuance of letters of credit as to form and substance, shall be a letter of credit which the Issuing Bank may lawfully issue and shall be governed by the Uniform Customs and Practices for Documentary Credits, 1993 Revision (International Chamber of Commerce Publication 500) or any successor thereto acceptable to the Issuing Bank. If the Issuing Bank issues any Letter of Credit with an expiration date that is automatically extended unless such Issuing Bank gives notice that the expiration date will not so extend beyond its then scheduled expiration date, the Issuing Bank will give notice of such non-renewal before the time necessary to prevent such automatic extension if before such required notice date (aa) the expiration date of such Letter of Credit if so extended would be after the Termination Date then in effect, (ab) the Revolving Credit Commitments have been terminated, or (ac) a Default or an Event of Default exists and the Required Lenders have given the Issuing Bank instructions not to so permit the extension of the expiration date of such Letter of Credit.

          (iii) Applications and Agreements. At the time the Company requests a Letter of Credit to be issued (or prior to the first issuance of a Letter of Credit, in the case of a continuing application), it shall execute and deliver to the Issuing Bank an application for such Letter of Credit in the form then prescribed by the Issuing Bank (the "Applications"). Anything contained in the Applications to the contrary notwithstanding (aa) the Company shall pay fees in connection with Letters of Credit only as set forth in Section 4 hereof, (ab) in the event that the Issuing Bank is not promptly reimbursed for the amount of any draft drawn under a Letter of Credit issued hereunder after notice to the Company that such draft has been received, the obligation of the Company to reimburse the Issuing Bank for the amount of such draft shall bear interest (which the Company hereby promises to pay) from and after the date the draft is paid at a fluctuating rate per annum equal to the sum of the Base Rate from time to time in effect plus the Applicable Margin for the Revolving Credit Base Rate Portion as from time to time in effect, (ac) so long as no Event of Default has occurred and is continuing, the Issuing Bank will not call for additional collateral security for the obligations of the Company under the Applications other than the collateral security contemplated by this Agreement, and (ad) so long as no Event of Default has occurred and is continuing, the Issuing Bank will not call for the funding of a Letter of Credit prior to being presented with a draft or demand for payment thereunder (or, in the event the draft is a time draft, prior to its due date). Reimbursement of a drawing paid under a Letter of Credit shall be made to the Issuing Bank (with notice to the Administrative Agent) by no later than 1:00 p.m. (Chicago time) on the date when such drawing is paid and any payment of a reimbursement obligation relating to a Letter of Credit received after such time shall be deemed to have been received by the Issuing Bank on the next Business Day.

          (iv) Change in Laws. If the Issuing Bank or any Revolving Credit Lender shall determine in good faith that any applicable law, regulation or guideline (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or any interpretation of any of the foregoing by any governmental authority charged with the administration thereof or any central bank or other fiscal, monetary or other authority having jurisdiction over the Issuing Bank or such Revolving Credit Lender (whether or not having the force of law) shall after the date hereof:

               (aa) impose, modify or deem applicable any reserve, special deposit or similar requirements against the Letters of Credit or the Issuing Bank's or such Revolving Credit Lender's or the Company's liability with respect thereto; or

               (bb) impose on the Issuing Bank or such Revolving Credit Lender any penalty with respect to the foregoing or any other condition regarding this Agreement, the Applications or the Letters of Credit;

         and the Issuing Bank or such Revolving Credit Lender shall determine in good faith that the result of any of the foregoing is to increase the cost (whether by incurring a cost or adding to a cost) to the Issuing Bank or such Revolving Credit Lender of issuing, maintaining or participating in the Letters of Credit hereunder (without benefit of, or credit for, any prorations, exemptions, credits or other offsets available under any such laws, regulations, guidelines or interpretations thereof), then the Company shall pay within fifteen
         (15) days following demand by the Issuing Bank or such Revolving Credit Lender from time to time as specified by the Issuing Bank or such Revolving Credit Lender such additional amounts as the Issuing Bank or such Revolving Credit Lender shall in good faith determine are sufficient to compensate and indemnify it for such increased cost. If the Issuing Bank or any Revolving Credit Lender makes such a claim for compensation, it shall provide to the Company and the Administrative Agent a written explanation of the circumstances giving rise to such claim and a certificate setting forth such increased costs as a result of any event mentioned herein in reasonable detail and such certificate shall be deemed prima facie correct.

               (v) Participations in Letters of Credit. Each Revolving Credit Lender shall participate on a pro rata basis based on its Revolving Credit Percentage in the Letters of Credit issued by the Issuing Bank, which participation shall automatically arise upon the issuance of each such Letter of Credit (such participations to ratably (based on the Revolving Credit Percentages) count against the Revolving Credit Commitments of the Revolving Credit Lenders when the Letters of Credit are issued). Each Revolving Credit Lender unconditionally agrees that whether or not a Default or Event of Default has occurred and is continuing, in the event the Issuing Bank is not immediately reimbursed by the Company for the amount paid by the Issuing Bank on any draft presented to it under a Letter of Credit issued by it, then the Issuing Bank shall give prompt notice thereof to each Revolving Credit Lender and in that event each Revolving Credit Lender shall thereafter pay to the Issuing Bank an amount equal to such Revolving Credit Lender's Revolving Credit Percentage of such unpaid reimbursement obligation, such payment to be made in immediately available funds at the Issuing Bank's lending office designated on its signature page hereof (or on an Assignment Agreement delivered pursuant to Section 12.12 hereof), together with interest on such amount accrued from the date the related payment was made by the Issuing Bank to the date of such payment by such participating Revolving Credit Lender at a rate per annum equal to (x) from the date the related payment was made by the Issuing Bank or, if later, the date of the Issuing Bank's notice thereof to such Revolving Credit Lender, to the date two (2) Business Days after payment by such Bank is due hereunder, the Fed Funds Rate for each such day and (y) from the date two (2) Business Days after the date such payment is due from such Bank to the date such payment is made by such Bank, the Base Rate plus the Applicable Margin for the Revolving Credit Base Rate Portion in effect for each such day. In the event that any Revolving Credit Lender fails to honor its obligation to reimburse the Issuing Bank for its pro rata share of the amount of any such draft, then in that event the defaulting Revolving Credit Lender shall have no right to participate in any recoveries from the Company in respect of such draft, and (without limiting the other rights of the Issuing Bank against such defaulting Revolving Credit Lender) all amounts to which the defaulting Revolving Credit Lender would otherwise be entitled under the terms of this Agreement shall first be applied to reimbursing the Issuing Bank for the defaulting Revolving Credit Lender's portion of the draft, together with interest thereon at the rate provided for herein. Upon reimbursement to the Issuing Bank (pursuant to the above or otherwise) of the amount due it in respect of the defaulting Revolving Credit Lender's share of the draft, together with interest thereon, the defaulting Revolving Credit Lender shall thereupon be entitled to its participation in such Issuing Bank's rights of recovery against the Company in respect of the draft paid by the Issuing Bank.

               (vi) Payment and Reimbursement. The responsibility of the Issuing Bank to the Company and the Revolving Credit Lenders shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with each presentment thereunder shall be in conformity in all material respects with such Letter of Credit. The Company's obligation to reimburse the Issuing Bank for drafts paid under Letters of Credit shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Company may have or have had against the Administrative Agent, any Lender or any beneficiary of a Letter of Credit. The Company further agrees that the Issuing Bank and the Revolving Credit Lenders shall not be responsible for, and the Company's reimbursement obligations shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among any of the Company, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Company against the beneficiary of any Letter of Credit or any such transferee. The Issuing Bank and the Revolving Credit Lenders shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit.

     (d) Swing Loans. Subject to all of the terms and conditions hereof, the Revolving Credit may be availed of by the Company in the form of Loans made pursuant to this Section 2.1(d) ("Swing Loans") which shall be made available to the Company by the Swing Lender. Each Swing Loan shall be in a minimum amount of $250,000 unless the Swing Lender otherwise approves and the aggregate principal balance of Swing Loans at any one time outstanding shall not exceed the lesser of $15,000,000 or the amount of the Revolving Credit Commitments not utilized in the form of Revolving Credit Loans or Letters of Credit. Swing Loans shall mature and be due and payable on the date selected by the Company but (i) such date shall not be beyond the Termination Date and (ii) shall not be more than seven days from the date of funding of such Swing Loan unless consented to by the Swing Lender. No more than five Swing Loans may be outstanding at any one time. The Swing Loans shall be made against and evidenced by a Swing Credit Note (the "Swing Credit Note") in the form (with appropriate insertions) annexed hereto as Exhibit B. The Swing Lender may at any time on behalf of the Company (which hereby irrevocably authorizes the Swing Lender so to do) request that each Revolving Credit Lender make a Revolving Credit Loan in an amount equal to such Revolving Credit Lender's Revolving Credit Percentage of the amount of the Swing Loans outstanding on the date such notice is given, such Revolving Credit Loans to be made without regard to the minimum amount restrictions otherwise applicable to Revolving Credit Loans. Each Revolving Credit Lender shall make the proceeds of its requested Revolving Credit Loan available to the Swing Lender in immediately available funds at its office before noon Chicago time on the Business Day following the date such notice is given and the Swing Lender shall apply the proceeds of such Revolving Credit Loans to the repayment of the outstanding Swing Loans. The Company authorizes the Swing Lender to charge its accounts with the Swing Lender (up to the amount available in such accounts) to pay the amount of any such outstanding Revolving Credit Loans to the extent amounts received from the Revolving Credit Lenders are insufficient for that purpose. If any Revolving Credit Lender fails or is unable to make a Revolving Credit Loan to refund its Revolving Credit Percentage of the Swing Loans pursuant to the foregoing, whether because the conditions precedent to Borrowing have not been met or otherwise, such Revolving Credit Lender shall at the request of the Swing Lender purchase from the Swing Lender an undivided participating interest in the outstanding Swing Loans in an amount equal to its Revolving Credit Percentage thereof promptly upon demand by the Swing Lender. Each Revolving Credit Lender that so purchases a participation in the Swing Loans shall thereafter be entitled to receive its Revolving Credit Percentage of each payment of principal thereafter received by the Swing Lender in respect of such Swing Loans and of each payment of interest so received which accrued from and after the date such Revolving Credit Lender funded its participation. The obligation of the Revolving Credit Lenders to the Swing Lender to fund refunding Revolving Credit Loans and purchase participations in Swing Loans pursuant to the foregoing shall be absolute and unconditional and shall not be effected or impaired by any Default or Event of Default or any other circumstance.

     (e) Cleanup. Anything contained elsewhere in this Agreement to the contrary notwithstanding, the Company shall for a period of not less than fifteen consecutive days falling between May 1 and July 15 of each year have no Revolving Credit Loans or Swing Loans outstanding (each such period of fifteen consecutive days in each year being hereinafter referred to as a "Cleanup Period") and unless the Company has selected and complied with an earlier Cleanup Period then (i) on July 1st of each year the Company shall pay all Revolving Credit Loans and Swing Loans then outstanding and (ii) the Company shall not be permitted to borrow Revolving Credit Loans or Swing Loans prior to July 16 of such year.

     Section 2.2. The Term Credits.

     (a) The A Credit. Subject to all of the terms and conditions hereof, each A Credit Lender agrees to make a Loan to the Company (individually an "A Loan" and collectively the "A Loans") in the amount set forth opposite its signature hereto under the heading "A Credit Commitment" or on an Assignment Agreement to which it is party (its "A Credit Commitment" and collectively the "A Credit Commitments"). There shall be a single Borrowing of the A Loans and the obligations of the A Credit Lenders to make the A Loans shall expire on September 30, 1998 unless sooner terminated as herein provided. The obligations of the A Credit Lenders hereunder are several and not joint and no A Credit Lender shall under any circumstances be obligated to make an A Loan in excess of its A Credit Commitment. The A Loan made by each A Credit Lender shall be evidenced by an A Credit Note (individually an "A Credit Note" and collectively the "A Credit Notes") in the form (with appropriate insertions) annexed hereto as Exhibit C. Unless required to be sooner paid, the Company promises to pay the A Loans in seventeen quarterly installments commencing on September 30, 1999 and continuing on the last day of each calendar quarter thereafter to and including September 30, 2003. The first sixteen of such installments shall each aggregate the lesser of $5,000,000 or 5% of the Adjusted Initial Balance of the A Loans and the seventeenth and final installment shall be in the amount necessary to pay the A Loans in full. Each A Credit Lender shall be entitled to its pro rata share of each such payment of principal. The Adjusted Initial Balance of the A Loans shall equal the original aggregate principal amount thereof reduced by the amount, if any, of A Loans converted into B Loans or C Loans pursuant to Section 2.2(d) hereof.

     (b) The B Credit. Subject to all of the terms and conditions hereof, each B Credit Lender agrees to make a Loan to the Company (individually a "B Loan" and collectively the "B Loans") in the amount set forth opposite its signature hereto under the heading "B Credit Commitment" or on an Assignment Agreement to which it is party (its "B Credit Commitment" and collectively the "B Credit Commitments"). There shall be a single Borrowing of the B Loans and the obligations of the B Lenders to make the B Loans shall expire on September 30, 1998 unless sooner terminated as herein provided. The obligations of the B Credit Lenders hereunder are several and not joint and no B Credit Lender shall under any circumstances be obligated to make a B Loan in excess of its B Credit

Commitment. The B Loans made by each B Credit Lender to the Company shall be evidenced by a B Credit Note (individually a "B Credit Note" and collectively the "B Credit Notes") in the form (with appropriate insertions) annexed hereto as Exhibit D. Unless required to be sooner paid, the Company promises to pay the B Loans in twenty-four quarterly installments commencing on December 31, 1998 and continuing on the last day of each calendar quarter thereafter to and including September 30, 2004. The first twenty-three of such installments shall each aggregate $100,000 and the twenty-fourth and final installment shall be in the amount necessary to pay the B Loans in full. Each B Credit Lender shall be entitled to its pro rata share of each such payment of principal.

     (c) The C Credit. Subject to all of the terms and conditions hereof, each C Credit Lender agrees to make a Loan to the Company (individually a "C Loan" and collectively the "C Loans") in the amount set forth opposite its signature hereto under the heading "C Credit Commitment" or on an Assignment Agreement to which it is party (its "C Credit Commitment" and collectively the "C Credit Commitments"). There shall be a single Borrowing of the C Loans and the obligations of the C Credit Lenders to make the C Loans shall expire on September 30, 1998 unless sooner terminated as herein provided. The obligations of the C Credit Lenders hereunder are several and not joint and no C Credit Lender shall under any circumstances be obligated to make a C Loan in excess of its C Credit Commitment. The C Loan made by each C Credit Lender to the Company shall be evidenced by a C Credit Note (individually a "C Credit Note" and collectively the "C Credit Notes") in the form (with appropriate insertions) annexed hereto as Exhibit E. Unless required to be sooner paid, the Company promises to pay the C Loans in twenty-eight quarterly installments commencing on December 31, 1998 and continuing on the last day of each calendar quarter thereafter to and including September 30, 2005. The first twenty-seven of such installments shall each aggregate $100,000 and the twenty-eighth and final installment shall be in the amount necessary to pay the C Loans in full. Each C Credit Lender shall be entitled to its pro rata share of each such payment of principal.

     (d) Conversion of Bank of Montreal A Loans into B Loans and/or C Loans. Bank of Montreal may at any time on or before December 30, 1998, by notice to the Company and the Administrative Agent, elect to convert up to $50,000,000 of its A Loans into B Loans and/or C Loans, such conversion to be accomplished by written notice from Bank of Montreal to the Company and the Administrative Agent specifying the amount of the A Loans to be so converted (which shall not be in excess of $50,000,000) and whether such A Loans are to be converted into B Loans, C Loans or a combination of both. Such conversion shall become effective fifteen days after the sending by Bank of Montreal of such notice (the "Conversion Date") and each of Bank of Montreal, the Administrative Agent and the Company shall mark their books and records to reflect the conversion. Effective on the Conversion Date the portion of the A Loan of Bank of Montreal converted into a B Loan and/or C Loan shall (ii) be deemed evidenced by the B

Credit Note and/or C Credit Note of Bank of Montreal (as appropriate) and shall thereafter bear interest and mature as in the case of all other B Loans and/or C Loans, as appropriate, and the aggregate outstanding principal balances of the A Loans, the B Loans and the C Loans shall be adjusted to reflect such conversion.

     Section 2.3. Manner of Borrowing. The Company shall give written or telephonic notice to the Administrative Agent (which notice shall be irrevocable once given and, if given by telephone, shall be promptly confirmed in writing) by no later than 11:00 a.m. (Chicago time) on the date the Company requests that any Borrowing of Loans be made to it under the Commitments, and the
Administrative Agent shall promptly notify the relevant Lenders of the Administrative Agent's receipt of each such notice. Each such notice shall specify the date of the Borrowing of Loans requested (which must be a Business Day and which date shall be at least three (3) Business Days subsequent to the date of such notice in the case of any Borrowing of Loans constituting a LIBOR Portion), the amount of such Borrowing and the Commitments being utilized.
Except in the case of Swing Loans, each Borrowing of Loans shall initially constitute part of the applicable Base Rate Portion except to the extent the Company has otherwise timely elected that such Borrowing constitute part of a LIBOR Portion as provided in Section 3 hereof. The Company agrees that the Administrative Agent may rely upon any written or telephonic notice given by any person the Administrative Agent in good faith believes is an Authorized Representative without the necessity of independent investigation and, in the event any telephonic notice conflicts with the written confirmation, such telephonic notice shall govern if the Administrative Agent and/or Lenders have acted in reliance thereon. Not later than 1:00 p.m. (Chicago time) on the date specified for any Borrowing of Loans to be made hereunder, each relevant Lender shall make the proceeds of its Loan comprising part of such Borrowing available to the Administrative Agent in Chicago, Illinois in immediately available funds. Subject to the provisions of Section 7 hereof, the proceeds of each Loan shall be made available to the Company at the principal office of the Administrative Agent in Chicago, Illinois, in immediately available funds, upon receipt by the Administrative Agent from each relevant Lender of its pro rata share of such Borrowing. Unless the Administrative Agent shall have been notified by a Lender prior to 1:00 p.m. (Chicago time) on the date a Borrowing is to be made hereunder that such Lender does not intend to make its pro rata share of such Borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender has made such share available to the Administrative Agent on such date and the Administrative Agent may (but shall not be obligated
to) in reliance upon such assumption make available to the Company a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made such amount available to the Company, the Administrative Agent shall be entitled to receive such amount from such Lender forthwith upon its demand, together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the Company and ending on but excluding the date the Administrative Agent recovers such amount at a rate per annum equal to
(x) from the date the related payment was due to the Administrative Agent to the date two (2) Business Days after the date such payment was due, the Fed Funds

Rate for such day (or in the case of a day which is not a Business Day, then for the preceding day) and (y) thereafter until payment of such amount is received by the Administrative Agent from such Lender, the Base Rate plus the Applicable Margin in effect for each such day for the Base Rate Portion of Revolving Credit Loans.


SECTION 3. INTEREST.

     Section 3.1.  Options.  Subject to all of the terms and  conditions of this
Section 3, portions of the principal indebtedness evidenced by each Class of Notes (all of the indebtedness evidenced by each Class of Notes bearing interest at the same rate for the same period of time being hereinafter referred to as a "Portion") shall, at the option of the Company, bear interest with reference to the Base Rate (the "Base Rate Portions") or with reference to the Adjusted

LIBOR Rate ("LIBOR Portions"), and Portions shall be convertible from time to time from one basis to the other. All of the indebtedness evidenced by each Class of Notes which is not part of a LIBOR Portion shall constitute a single Base Rate Portion. All of the indebtedness evidenced by each Class of Notes which bears interest with reference to a particular Adjusted LIBOR Rate for a particular Interest Period shall constitute a single LIBOR Portion. Anything contained herein to the contrary notwithstanding, there shall not be more than fifteen (15) LIBOR Portions outstanding at any one time and each Bank shall have a ratable interest in each Portion based on its applicable Commitment. The Company promises to pay interest on each Portion at the rates and times specified in this Section 3.

     Section 3.2. Base Rate Portion. Each Base Rate Portion shall bear interest (which the Company promises to pay at the times herein provided) at the rate per annum determined by adding the Applicable Margin to the Base Rate as in effect from time to time. Interest on the Base Rate Portions shall be payable monthly in arrears on the last day of month and at maturity of the applicable Notes, and interest after maturity shall be due and payable upon demand.

     Section 3.3. LIBOR Portions. Each LIBOR Portion shall bear interest (which the Company promises to pay at the times herein provided) for each Interest Period selected therefor at a rate per annum equal to the Adjusted LIBOR Rate for such Interest Period plus the Applicable Margin. Interest on each LIBOR Portion shall be due and payable on the last day of each Interest Period applicable thereto and, if an Interest Period is longer than three (3) months, then at the end of each three month period and at the end of such Interest Period, and interest after maturity shall be due and payable upon demand. The Company shall give written or telephonic notice to the Administrative Agent (which notice shall be irrevocable once given and, if given by telephone, shall be promptly confirmed in writing) on or before 11:00 a.m. (Chicago time) on the third Business Day preceding the end of an Interest Period applicable to a LIBOR

Portion whether such LIBOR Portion is to continue as a LIBOR Portion, in which event the Company shall notify the Administrative Agent of the new Interest Period selected therefor, and in the event the Company shall fail to so notify the Administrative Agent, such LIBOR Portion shall automatically be converted into and added to the applicable Base Rate Portion as of and on the last day of such Interest Period. The Administrative Agent shall promptly notify each relevant Lender of each notice received from the Company pursuant to the foregoing provisions. Anything contained herein to the contrary notwithstanding, the obligation of the Lenders to create or continue any LIBOR Portion or to convert any part of the Base Rate Portion into a LIBOR Portion shall be suspended if a Default or Event of Default shall have occurred and be continuing.

     Section 3.4. Interest on Swing Loans. Swing Loans shall not bear interest as provided for in Sections 3.1 through 3.3 hereof but shall instead bear interest (which the Company hereby promises to pay at the times herein provided) at (i) the Fixed Fed Funds Rate for the maturity requested as in effect on the date such Swing Loan is funded plus the Applicable Margin for Revolving Credit Loans which are LIBOR Portions (a "Fixed Fed Funds Swing Loan"), or (ii) at the fixed rate otherwise agreed to by the Swing Lender and the Company on the date of funding (an "Offered Rate Swing Loan"). Swing Loans shall bear interest after maturity (whether by lapse of time, acceleration or otherwise) and until payment in full hereof at the rate per annum determined by adding 2% to the rate otherwise applicable thereto through the express maturity date thereof and thereafter at the interest rate from time to time applicable to the Base Rate Portion for Revolving Credit Loans. All interest on Swing Loans shall be due and payable monthly on the last day of each month and on the Termination Date (or on the maturity date of each Swing Loan if the Swing Lender so requests) and interest accruing thereafter shall be due and payable upon demand. The Swing Lender shall note the amount, interest rate and maturity date of each Swing Loan in its books and records and such books and records shall be deemed prima facie correct. Swing Loans may not be prepaid prior to their express maturity date.

     Section 3.5. Computation. All interest on the Notes and all fees, charges and commissions due hereunder shall be computed on the basis of a year of 360 days for the actual number of days elapsed, except that interest on the Base Rate Portions and on Fixed Fed Funds Swing Loans, the commitment fee and the Letter of Credit fee shall be computed on the basis of a year of 365 or 366 days (as the case may be) for the actual number of days elapsed.

     Section 3.6. Minimum Amounts. Each LIBOR Portion shall be in a minimum amount of $15,000,000 and thereafter in integral multiples of $1,000,000.

     Section 3.7. Manner of Rate Selection. The Company shall notify the Administrative Agent by 11:00 a.m. (Chicago time) at least three (3) Business Days prior to the date upon which it requests that any LIBOR Portion be created or that any part of a Base Rate Portion be converted into a LIBOR Portion (such notice to specify in each instance the amount thereof and the Interest Period selected therefor) and the Administrative Agent shall promptly advise each relevant Lender of each such notice. If any request is made to convert a LIBOR Portion into the applicable Base Rate Portion, such conversion shall only be made so as to become effective as of the last day of the Interest Period applicable thereto. All requests for the creation, continuance or conversion of Portions under this Agreement shall be irrevocable. Such requests may be written or telephonic (provided that if such notice is given by telephone, the Company shall promptly confirm such notice to the Administrative Agent in writing), and the Administrative Agent is hereby authorized to honor telephonic requests for creations, continuances and conversions received by it from any person the Administrative Agent reasonably believes to be an Authorized Representative, the Company hereby indemnifying the Administrative Agent and the Lenders from any liability or loss ensuing from so acting.

     Section 3.8. Funding Indemnity. In the event any Lender shall incur any loss, cost or expense (including, without limitation, any loss, cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Lender to fund or maintain any LIBOR Portion or the relending or reinvesting of such deposits or amounts paid or prepaid to such Lender, and any loss of profit) as a result of:

          (a) any payment or prepayment of a LIBOR Portion on a date other than the last day of its Interest Period for any reason, whether before or after default, and whether or not such payment is required by any of the provisions of this Agreement;

          (b) any failure (because of a failure to meet the conditions of Section 7 hereof or otherwise) by the Company to create, borrow, continue or effect by conversion a LIBOR Portion on the date specified in a notice given pursuant to this Agreement; or

          (c) any failure by the Company to make any payment of principal on any LIBOR Portion when due (whether by acceleration, mandatory prepayment or otherwise),

then, upon the demand of such Lender, the Company shall pay to such Lender such amount as will reimburse such Lender for such loss, cost or expense. If any Lender makes such a claim for compensation, it shall provide to the Company a certificate executed by an officer of such Lender setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for and the computation of such loss, cost or expense) and such certificate shall be deemed prima facie correct.

     Section 3.9. Change of Law. Notwithstanding any other provisions of this Agreement or any Note, if at any time any change in applicable law or regulation or in the official interpretation thereof makes it unlawful for any Lender to make or continue to maintain LIBOR Portions or to give effect to its obligations to make LIBOR Portions available as contemplated hereby, such Lender shall promptly give notice thereof to the Company and the Administrative Agent and such Lender's obligations to make or maintain LIBOR Portions under this Agreement shall terminate until it is no longer unlawful for such Lender to make or maintain LIBOR Portions. To the extent required to comply with any such law as changed, the Company shall prepay on demand the outstanding principal amount of any such affected LIBOR Portions, together with all interest accrued thereon and all other amounts then due and payable to such Lender under this Agreement; provided, however, subject to all of the terms and conditions of this Agreement, the Company may then elect to convert the principal amount of the affected LIBOR Portion from such Lender into the Base Rate Portion from such Lender which shall not be made ratably by the Lenders but only from such affected Lender. During the period when it is unlawful for any Lender to make LIBOR Portions, Loans shall continue to be made in such a manner so that the percentage of each Lender's relevant Commitments in use is identical, but the Lenders affected by such illegality shall make their share of each Borrowing which has been requested in the form of a LIBOR Portion available in the form of a Base Rate Portion. Each Lender agrees (to the extent consistent with internal policies) to designate a different lending office if such designation would avoid the illegality described in this Section 3.9; provided, however, that such designation need not be made if it would result in any additional costs, expenses or risks to such Lender that are not reimbursed by the Company pursuant hereto or would, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

     Section 3.10. Unavailability of Deposits or Inability to Ascertain, or Inadequacy of, LIBOR Rate. If on or prior to the first day of any Interest Period for any LIBOR Portion the Administrative Agent determines that deposits in United States Dollars (in the applicable amounts) are not being offered to it or to banks generally in the offshore eurodollar market for such Interest Period, then the Administrative Agent shall forthwith give notice thereof to the Company and the Lenders, whereupon until the Administrative Agent notifies the Company that the circumstances giving rise to such suspension no longer exist, the obligations of the Lenders to make any further LIBOR Portions available shall be suspended.

     Section 3.11. Increased Cost and Reduced Return. If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the official interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its lending office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

          (a) shall subject any Lender (or its lending office) to any charges of any kind (other than Withholding Taxes covered by Section 4.9 hereof) with respect to its interest in the LIBOR Portions, its Notes or its obligation to make LIBOR Portions available, or shall change the basis of taxation of payments to any Lender (or its lending office) of the principal of or interest on LIBOR Portions or any other amounts due under this Agreement in respect of its LIBOR Portions or its obligation to make LIBOR Portions; or

          (b) shall impose, modify or deem applicable any reserve, special deposit or similar requirements (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding any such requirement included in an applicable Eurodollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Lender (or its lending office) or shall impose on any Lender (or its lending office) or the offshore interbank market any other condition affecting LIBOR Portions, its Notes or its obligation to make LIBOR Portions available;

and the result of any of the foregoing is to increase the cost to such Lender (or its lending office) of making or maintaining any LIBOR Portion, or to reduce the amount of any sum received or receivable by such Lender (or its lending office) under this Agreement or under its Notes with respect thereto, by an amount deemed by such Lender to be material, then, within fifteen (15) days after demand by such Lender (with a copy to the Administrative Agent), the Company shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction. A certificate of any Lender claiming compensation under this Section 3.11 and setting forth the additional amount or amounts in reasonable detail (including an explanation of the basis therefor and the computation of such amount) to be paid to it hereunder shall be deemed prima facie correct. In determining such amount, such Lender may use reasonable averaging and attribution methods.

     Section 3.12. Lending Offices. Each Lender may, at its option, elect to make its Loans hereunder at the branch, office or affiliate specified on the appropriate signature page hereof (each a "lending office") or at such other of its branches, offices or affiliates as it may from time to time elect and designate in a notice to the Company and the Administrative Agent (but such funds shall in any event be made available to the Company at the office of the Administrative Agent as herein provided for).

     Section 3.13. Discretion of Banks as to Manner of Funding. Notwithstanding any other provision of this Agreement, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations under this Agreement (including, without limitation, calculations under Sections 3.8 and 3.11 hereof) shall be made as if each Lender had actually funded and maintained its interest in each LIBOR Portion through the purchase of deposits in the offshore interbank market having a maturity corresponding to such LIBOR Portion's Interest Period and bearing an interest rate equal to LIBOR for such Interest Period.

SECTION 4. FEES, PAYMENTS, REDUCTIONS, APPLICATIONS AND NOTATIONS.

     Section 4.1. Commitment Fee. For the period from the date hereof to and including the Termination Date, the Company shall pay to the Administrative Agent for the ratable account of the Revolving Credit Lenders a commitment fee at the Applicable Margin on the average daily unused amount of the Revolving Credit Commitments hereunder, such fee to be payable quarterly in arrears on the last day of each March, June, September and December in each year to and including, and on, the Termination Date. Swing Loans shall not be treated as a utilization of the Revolving Credit Commitments for the foregoing purpose.

     Section 4.2. Letter of Credit Fees.

     (a) Shared Fees. The Company shall pay to the Administrative Agent for the ratable account of the Revolving Credit Lenders a letter of credit fee computed at the Applicable Margin on the maximum amount of the Letters of Credit from time to time outstanding, such fee to be paid quarterly in arrears on the last day of each December, March, June and September in each year to and including, and on, the Termination Date.

     (b) Issuing Bank Fronting Fees. On the date of issuance of each Letter of Credit, and as a condition thereto, the Company shall pay to the Issuing Bank for its own account a non-refundable letter of credit issuance fee in an amount equal to 0.125% of the amount of the relevant Letter of Credit to be issued. In addition, the Company further agrees to pay the Issuing Bank for its own account such amendment, processing and transaction fees and charges as the Issuing Bank from time to time customarily imposes in connection with any amendment, cancellation, negotiation and/or payment of Letters of Credit issued by such Issuing Bank and drafts drawn thereunder. The Company also agrees to reimburse the Issuing Bank for the amount of any taxes, fees, charges or other costs and expenses incurred by the Issuing Bank in connection with any payment made under or with respect to a Letter of Credit.

     Section 4.3. Administrative Agent's Fees. On the Acquisition Closing Date, and on each anniversary date thereof when any credit or commitment to extend credit is outstanding hereunder, the Company shall pay to the Administrative Agent, for its own use and benefit, such fees as may be agreed upon in writing by the Company and the Administrative Agent, as the same may be amended from time to time.

     Section 4.4. Prepayments.

     (a) Optional Prepayments. The Company shall have the privilege (upon notice to the Administrative Agent by 11:00 a.m. (Chicago Time) on the date of prepayment, which must be a Business Day) of prepaying without premium or penalty and in whole or in part (but, if in part, then in an amount not less than $10,000,000 and thereafter in integral multiples of $100,000) (or such lesser amount as will prepay the relevant Class of Notes in full) a Class of Notes at any time, each such prepayment to be made by the payment of the principal amount to be prepaid, any amount due the Lenders under Section 3.8 hereof (any failure of the Administrative Agent or the Lenders to require payment of any amount due under Section 3.8 not to preclude a later demand that the amount so due be paid) and, in the case of a prepayment which prepays a Class of Notes in full (after which the Revolving Credit Commitments are no longer outstanding in the case of a prepayment of the Revolving Credit Notes), accrued interest thereon to the date fixed for prepayment. The foregoing to the contrary notwithstanding, Swing Loans may not be prepaid.

     (b) Mandatory Prepayments.

          (i) Fixed Asset Proceeds. An amount equal to any and all net cash proceeds (i.e., gross cash proceeds net of out-of-pocket expenses and property and transfer taxes incurred in effecting the sale or other disposition and net of proceeds applied to the repayment of liens on the assets sold or disposed of) received by the Parent or its Subsidiaries from the sale or disposition (whether voluntary or involuntary) of fixed or capital assets (including the proceeds of a sale as part of a sale/leaseback transaction) shall be promptly paid over to the Administrative Agent as and for a mandatory prepayment on the Term Loans; provided, however, that (i) the foregoing provisions shall be inapplicable to funds received by the Administrative Agent under the Collateral
     Documents if and so long as, pursuant to the terms of the Collateral Documents, the same are to be held by the Administrative Agent and disbursed for (or to reimburse the Parent and its Subsidiaries for the cost of) the restoration, repair or replacement of the property in respect of which such proceeds were received, (ii) no prepayment shall be required with respect to net cash proceeds received from the ordinary course of business sale or other disposition of Property which is worn out, or obsolete if and to the extent that such cash proceeds would not cause Net Capital Expenditures for the fiscal year of receipt to be negative and
     (iii) no prepayment shall be required out of the first $5,000,000 of net cash proceeds received by the Parent and its Subsidiaries in any fiscal year which are not otherwise excepted from prepayment hereunder. If and to the extent that the purchase price for the sale or other disposition of an asset is deferred (whether or not evidenced by a note), it shall be included in net cash proceeds as and when paid in cash. Nothing herein contained shall in any manner impair or otherwise affect the prohibitions against the sale or other disposition of Collateral or assets contained herein.

          (ii) Excess Cash Flow. On the last day of each September of each year (commencing September 30, 1999) the Company shall pay over to the Administrative Agent as and for a mandatory prepayment on the Term Loans an amount equal to 75% (66-2/3% if the Leverage Ratio computed as of the last day of the immediately preceding fiscal year was less than 4.5 to 1) of Excess Cash Flow for the immediately preceding fiscal year, provided that if subsequent to the close of the Parent's 1999 fiscal year, the Leverage Ratio shall be less than 3.00 to 1 as of the last day of two consecutive fiscal quarters, no prepayments shall thereafter be required under this subpart.

          (iii) Equity Offerings. Promptly upon receipt thereof, the Company shall pay over to the Administrative Agent as and for a mandatory prepayment on the Term Loans, an amount equal to fifty percent of all net cash proceeds received by the Parent from Equity Offerings, provided that
     (i) no such prepayment shall be required out of or in respect of the portion of such net cash proceeds applied to the payment of the Subordinated Bridge Loan and (ii) if subsequent to the close of the Parent's 1999 fiscal year, the Leverage Ratio shall be less than 3.00 to 1 as of the last day of two consecutive fiscal quarters, no prepayments shall thereafter be required under this subpart. If and to the extent that the proceeds of the Equity Offering in question are applied to the prepayment of indebtedness included in Consolidated Total Indebtedness which is not revolving and is not Seasonal Debt, the Leverage Ratio may be computed, solely for purposes of the foregoing requirement, by reducing Consolidated Total Indebtedness as of the test date by the amount of the prepayment.

          (iv) Pension Reversions. Promptly upon each receipt by the Parent or any Subsidiary of any amounts from or out of any pension or other employee benefit plan covering any officers or employees of the Parent or any Subsidiary or of their predecessors, the Company shall pay over an amount equal the amount so received (net of taxes (including excise taxes) payable in respect of such reversion) as and for a mandatory prepayment on the Term Loans.

          (v) Debt Issuances. Promptly upon receipt by the Parent or any Subsidiary of any amounts from or out of the issuance of Indebtedness included in Consolidated Total Indebtedness, the Company shall pay over to the Administrative Agent as and for a mandatory prepayment on the Term Loans an amount equal to the net cash proceeds received by the Parent or its Subsidiaries therefrom except that no such prepayment shall be required to be made out of (i) the proceeds of Subordinated Debt to the extent that the same is applied to the repayment or retirement of the Subordinated Bridge Loan or other Subordinated Debt, (ii) the proceeds of indebtedness consisting of a Capitalized Lease or incurred to finance the purchase of a fixed or capital asset (iii) the proceeds of a Borrowing under the Revolving Credit Commitments or (iv) out of the first $5,000,000 of Indebtedness proceeds received in any fiscal year which is not otherwise excepted pursuant to clauses (i) through (iii) hereof.

     Section 4.5. Terminations. The Company shall have the privilege at any time and from time to time upon five Business Days' prior notice to the Administrative Agent (which shall promptly notify the Revolving Credit Lenders) to ratably terminate the Revolving Credit Commitments in whole or in part (but, if in part, then in a minimum amount of $10,000,000) provided that the Revolving Credit Commitments may not be reduced to an amount less than the aggregate principal amount of Revolving Credit Loans, Swing Loans and Letters of Credit then outstanding. No termination of the Revolving Credit Commitments may be reinstated.

     Section 4.6. Place and Application.

     (a) General. Except as otherwise provided in Section 2.1(c) with respect to Letters of Credit, all payments of principal, interest and fees shall be made to the Administrative Agent at its office at 115 South LaSalle Street, Chicago, Illinois (or at such other place as the Administrative Agent may specify) in immediately available and freely transferable funds at the place of payment. All payments due from the Company hereunder shall be made without set-off or counterclaim and without reduction for, and free from, any and all present or future taxes, levies, imposts, duties, fees, charges, deductions, withholdings, restrictions or conditions of any nature imposed by any government or political subdivision or taxing authority thereof. Except as otherwise provided in Section 2.1(c) with respect to Letters of Credit, payments received by the Administrative Agent after 1:00 p.m. (Chicago time) shall be deemed received as of the opening of business on the next Business Day. Except as otherwise provided in this Agreement, all payments shall be received by the Administrative Agent for the ratable account of the Lenders entitled to share in same, and shall be promptly distributed by the Administrative Agent ratably to them except that payments which pursuant to the terms hereof are for the use and benefit of the Administrative Agent, the Swing Lender or the Issuing Bank shall be retained by the intended recipient for its own account and payments received to reimburse an Issuing Bank or a Lender for a fee or cost peculiar to that Issuing Bank or Lender, as the case may be, shall be remitted to it. Unless the Company otherwise directs, principal payments on the Notes shall be first applied to the applicable Base Rate Portion and then to the applicable LIBOR Portions in the order in which their Interest Periods expire. Prepayments on the Term Loans shall be applied to the scheduled installment maturities thereof in the inverse order of maturity. Reimbursements of drawings under Letters of Credit shall be promptly remitted to the Issuing Bank for remittance to the Lenders to the extent they have previously reimbursed the Issuing Bank therefor. Prepayments in full of LIBOR Portions shall be accompanied by accrued interest thereon to the date fixed for prepayment.

     (b) Term Loan Prepayments. Except as otherwise herein provided, all prepayments of the Term Loans shall be applied pro rata as among the Term Loans. The foregoing to the contrary notwithstanding, each B Credit Lender and C Credit

Lender shall have the right to waive receipt of any mandatory prepayment payable hereunder in respect of its B Loan or C Loan in which event the amount of the prepayment so waived shall be added pro rata to the amount to be prepaid on the A Loans and those B Loans and C Loans as to which the holder thereof has not waived receipt of the prepayment. In order to enable the B Credit Lenders and the C Credit Lenders to avail themselves of the right to waive a prepayment pursuant to this subsection (b), the Company shall notify the Administrative Agent of each mandatory prepayment made or anticipated to be made pursuant to
Section 4.4(b) hereof (which notice may be given up to 30 days in advance of the date of the prepayment) specifying its good faith estimate of the amount thereof. The Administrative Agent shall within 5 Business Days of receipt of each such notice notify the B Credit Lenders and C Credit Lenders thereof. Such Lenders shall then each have 5 Business Days to make an election not to accept such prepayment by a written notice to that effect to the Administrative Agent. Unless and until the period in which the B Credit Lenders and the C Credit Lenders may elect to waive a mandatory prepayment under this subsection (b) has elapsed, the proceeds of any mandatory prepayment otherwise payable in respect of the B Loans and the C Loans shall be held by the Administrative Agent.

     (c) Applications of Payments after an Event of Default. Anything contained herein to the contrary notwithstanding, all payments and collections received in respect of the indebtedness evidenced by the Notes or the Applications and all proceeds of the Collateral received, in each instance, by the Administrative Agent or any of the Lenders after the occurrence of an Event of Default shall be distributed as follows:

          (a) first, to the payment of any outstanding costs and expenses incurred by the Administrative Agent or Issuing Bank in monitoring, verifying, protecting, preserving or enforcing the liens on the Collateral or in protecting, preserving or enforcing rights under the Loan Documents and in any event including all costs and expenses of a character which the Company has agreed to pay under Section 12.10 hereof (such funds to be retained by the Administrative Agent or Issuing Bank for its own account unless it has previously been reimbursed for such costs and expenses by the Lenders, in which event such amounts shall be remitted to the Lenders to reimburse them for payments theretofore made to the Administrative Agent or Issuing Bank);

          (b) second, to the payment of any outstanding interest or other fees or amounts due under the Loan Documents other than for principal or in reimbursement of the principal amount of drafts presented and paid under Letters of Credit or in respect of the Hedging Liability, ratably as among the Lenders in accord with the amount of such interest and other fees or amounts owing each;

          (c) third, to the payment of the principal of the Notes, the amounts of all drafts presented and paid under Letters of Credit, to be held by the Administrative Agent to secure payment of any amount which could subsequently be drawn on Letters of Credit (up to the full amount thereof) and to the Hedging Liability, ratably as among all of such; and

          (d) fourth, to whoever may be lawfully entitled thereto.

     The foregoing to the contrary notwithstanding, the proceeds received through the enforcement of the Administrative Agent's lien on real property (but not personal property or fixtures) located in the state of New York shall not be applied to the payment of the principal of or interest on the Revolving Credit Loans or in reimbursement of the principal amount of drafts presented and paid under Letters of Credit. However, if as a result of the foregoing, any Lender receives a disproportionately smaller allocation of the proceeds of Collateral than would have been the case but for this paragraph and but for the fact that the Revolving Credit Loans are not secured with real property located in the State of New York, the Revolving Credit Lenders shall receive a disproportionate share of the proceeds of the other Collateral to the extent necessary so that after giving effect to such applications each Lender receives the same percentage recovery out of the Collateral as would have been the case but for this paragraph and had the Revolving Credit Loans been secured with the Collateral consisting of real property located in the State of New York.

     Section 4.7. Notations and Requests. All advances made against the Notes, interest rates, Interest Periods and maturities shall be recorded by the Lenders on their books or, at their option in any instance, endorsed on the reverse side of the Notes and the unpaid principal balances so recorded or endorsed by the Lenders shall be prima facie evidence in any court or other proceeding brought to enforce the Notes as to such matters. Prior to any negotiation of any Note, the Lender holding such Note shall endorse thereon the principal amount remaining unpaid thereon. The Administrative Agent shall maintain at its address referred to herein a copy of each Assignment Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and of each Commitment, extended by each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Company, the Agents and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company or any Lender at any reasonable time and from time to time upon reasonable prior notice. Upon its receipt of an Assignment Agreement executed by an assigning Lender and an assignee, the Administrative Agent shall, if such Assignment Agreement acceptance has been completed and is acceptable to the Administrative Agent in form and substance, (a) accept such assignment and acceptance, (b) record the information contained therein in the Register and (c) give prompt written notice thereof to the Company.

     Section 4.8. Capital Adequacy. If any Lender shall determine that any change after the date hereof in any applicable law, rule or regulation regarding capital adequacy, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by such Lender (or its lending office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder or the Letters of Credit or credit extended by it hereunder to a level below that which such Lender could have achieved but for such law, rule, regulation, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time as specified by such Lender the Company shall pay such additional amount or amounts as will compensate such Lender for such reduction in rate of return. A certificate of any Lender claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder in reasonable detail shall be deemed prima facie correct. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

     Section 4.9. The Register. The Administrative Agent shall maintain at its address referred to herein, a copy of each Assignment Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and each Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Company, the Agents and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company or any Lender at any reasonable time and from time to time upon reasonable prior notice. Upon its receipt of an Assignment Agreement executed by an assigning Lender and an assignee, the Administrative Agent shall, if such Assignment Agreement has been completed and is acceptable to it in form and substance, (a) accept such assignment and acceptance, and (b) record the information contained therein in the Register and (c) give promptly written notice thereof to the Company.

     Section 4.10. Withholding Taxes.

     (a) Payments Free of Withholding. Except as otherwise required by law and subject to Section 4.10(b) and (c) hereof, each payment by the Company and the Guarantors under this Agreement or the other Loan Documents shall be made without withholding for or on account of any present or future taxes (other than overall net income taxes on the recipient) imposed by or within the jurisdiction in which the Company or any Guarantor is domiciled, any jurisdiction from which the Company or any Guarantor makes any payment, or (in each case) any political subdivision or taxing authority thereof or therein (herein, "Withholding Taxes"). If any such Withholding Tax is so required, the Company or relevant Guarantor, as applicable shall make the withholding, pay the amount withheld to the appropriate governmental authority before penalties attach thereto or interest accrues thereon, and forthwith pay such additional amount as may be necessary to ensure that the net amount actually received by each Lender, the Administrative Agent and the Issuing Bank free and clear of such Withholding Taxes (including such taxes on such additional amount) is equal to the amount which that Lender, the Issuing Bank or the Administrative Agent (as the case may
be) would have received had such withholding not been made. If the Administrative Agent, the Issuing Bank or any Lender pays any amount in respect of any such Withholding Taxes, penalties or interest, the Company shall reimburse the Administrative Agent, the Issuing Bank or such Lender for that payment on demand in the currency in which such payment was made. If the Company or a Guarantor pays any such taxes, penalties or interest, it shall deliver official tax receipts evidencing that payment or certified copies thereof to the Lender, the Issuing Bank or Administrative Agent on whose account such withholding was made (with a copy to the Administrative Agent if not the recipient of the original) on or before the thirtieth day after payment.

     (b) U.S. Withholding Tax Exemptions. Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Company and the Administrative Agent on or before the earlier of the date of the initial Borrowing is made hereunder or thirty (30) days after it becomes a Lender, two duly completed and signed copies of either Form 1001
(relating to such Lender and entitling it to a complete exemption from withholding under the Code on all amounts to be received by such Lender, including fees, pursuant to the Loan Documents and the Loans) or Form 4224 (relating to all amounts to be received by such Lender, including fees, pursuant to the Loan Documents and the Loans) of the United States Internal Revenue Service or, solely if such Lender is claiming exemption from United States withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any successor form prescribed by the Internal Revenue Service, and a certificate representing that such Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code), of the Parent or the Company and is not a controlled foreign corporation related to the Parent or the Company (within the meaning of Section 864(d)(4) of the Code. Thereafter and from time to time, each Lender shall submit to the Company and the Administrative Agent such additional duly completed and signed copies of one or the other of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may be (i) requested by the Company in a written notice, directly or through the Administrative Agent, to such Lender and (ii) required under then-current United States law or regulations to avoid or reduce United States withholding taxes on payments in respect of all amounts to be received by such Lender, including fees, pursuant to the Loan Documents or the Loans.

           (c) Inability of Bank to Submit Forms. If any Lender determines, as a result of any change in applicable law, regulation or treaty, or in any official application or interpretation thereof, that it is unable to submit to the Company or the Administrative Agent any form or certificate that such Lender is obligated to submit pursuant to subsection (b) of this Section 4.10 or that such Lender is required to withdraw or cancel any such form or certificate previously submitted or any such form or certificate otherwise becomes ineffective or inaccurate, such Lender shall promptly notify the Company and Administrative Agent of such fact and the Lender shall to that extent not be obligated to provide any such form or certificate and will be entitled to withdraw or cancel any affected form or certificate, as applicable.

     Section 4.11. Bank Replacement. If the Company is required to make any reduction or withholding with respect to any payment due any Lender under
Section 4.10 hereof or is required to make any payment to a Lender under Sections 2.1(c)(iv), 3.11 or 4.8 hereof or a Lender's obligation to make or maintain LIBOR Portions is suspended pursuant to Section 3.9 hereof (in any such case a "Replaceable Bank"), the Company may, with the consent of the Administrative Agent and the Issuing Bank, propose that another lender (a "Replacement Bank"), which lender may be an existing Lender, be substituted for and replace the Replaceable Bank for purposes of this Agreement. If a Replacement Bank is so substituted for the Replaceable Bank, the Replaceable Bank shall enter into an Assignment Agreement with the Replacement Bank, the Company and the Administrative Agent to assign and transfer to the Replacement Bank the Replaceable Bank's Commitments and Loans and credit risk with respect to Letters of Credit hereunder pursuant to and in accordance with the provisions and requirements of Section 12.12 hereof (except that no processing or recordation fee shall be payable to the Administrative Agent) and, as a condition to its execution thereof, the Replaceable Bank shall concurrently receive the full amount of its Loans, interest thereon, and all accrued fees and other amounts to which it is entitled under this Agreement, including amounts which would have been due it under Section 3.9 hereof if its Loans had been prepaid rather than assigned.


SECTION 5. THE COLLATERAL.

     Section 5.1. The Collateral. The Notes and the other obligations of the Company and the Guarantors to the Administrative Agent, the Issuing Bank and the Lenders under the Loan Documents shall be secured by (a) valid, perfected and enforceable liens in all right, title and interest of the Parent and of each Subsidiary in all capital stock or other equity interests in the Company and each Subsidiary (except that only 65% of the capital stock of Foreign Subsidiaries need be pledged and the capital stock of those Subsidiaries designated as inactive on Exhibit H hereto need not be pledged so long as the same are inactive and the capital stock of Birds Eye de Mexico SA de CV need not be pledged), in each instance whether now owned or hereafter acquired, and all proceeds thereof and (b) valid, perfected and enforceable liens in all right, title and interest of the Company and of each Pledging Guarantor in all
accounts,   chattel   paper,   general   intangibles   (including   trademarks),
     instruments, securities, documents, contract rights, including rights under the Marketing Agreement and payment rights under the Stock Purchase Agreement and Asset Transfer Agreement, inventory, equipment and real property of every kind and description whether now owned or hereafter acquired, and all proceeds thereof; provided, however, that (i) until a Default or an Event of Default has occurred and is continuing and thereafter until otherwise required by the Required Lenders or the Administrative Agent, liens need not be perfected on notes receivable having a fair market value of less than $1,000,000 in any instance and $5,000,000 in the aggregate, (ii) liens on the plants located in Montezuma, Georgia and Uvalde, Texas may be subject to prior liens thereon securing indebtedness in the amounts of $195,000, and $431,221, respectively,
(iii) liens need not be perfected outside of the United States on trademarks and patents unless and until the Administrative Agent or the Required Lenders so request and (iv) the Revolving Credit Loans need not be secured with real property located in the State of New York. The liens in the Collateral shall be granted to the Administrative Agent for the ratable account of the Lenders and shall be valid and perfected first liens subject, however, to the rights of lessors under permitted leases and purchase money liens held by vendors providing permitted purchase money financing. Notwithstanding anything to the contrary contained herein, in no event will any of the Collateral described above be deemed to include (aa) any interests in equipment owned by the Company or any Subsidiary which is subject to a permitted purchase money lien in favor of any third party (other than the Company or any of its Affiliates) to the extent the granting of a security interest or lien therein is prohibited by the agreement(s) pursuant to which such equipment is financed and such prohibition has not been or is not waived or the consent of the applicable party has not been or is not obtained, (ab) any interests in any leases or licenses to use Property under which the Company or any Subsidiary is lessee or licensee and a Person other than the Company or an Affiliate of the Company is lessor or licensor to the extent the granting of a security interest or lien therein is prohibited by the agreement(s) pursuant to which such property is leased as licensed and such prohibition has not been or is not waived or the consent of the applicable party has not been or is not obtained, (ac) any rights under other contracts (other than contracts with Affiliates of the Company) to which the Company or a Pledging Guarantor is a party (other than rights to receive money due and to become due) to the extent the granting of a security interest or lien thereon is prohibited by such contracts or applicable law and such prohibition has not been or is not waived or the consent of the applicable party has not been or is not obtained and (ad) the other assets shown on Exhibit L hereto (collectively, the "Excluded Assets").

             Section 5.2. Further Assurances. The Company covenants and agrees that it shall, and shall cause each Subsidiary to, comply with all terms and conditions of each of the Collateral Documents and that the Company shall, and shall cause each Subsidiary to, at any time and from time to time at the request of the Administrative Agent or the Required Lenders execute and deliver such instruments and documents and do such acts and things as the Administrative Agent or the Required Lenders may reasonably request in order to provide for or protect or perfect the lien of the Administrative Agent in the Collateral, subject to the terms of Section 5.1 above.


SECTION 6. REPRESENTATIONS AND WARRANTIES.

     The Company and the Parent represent and warrant to the Lenders as follows:

     Section 6.1. Organization and Power. The Parent and the Company are duly organized and existing under the laws of the state of their organization, and after giving effect to the Acquisition and the Merger will be duly licensed or qualified to do business in each state where the nature of the assets owned or leased by them or business conducted by them requires such licensing or qualification and in which the failure to be so licensed or qualified could reasonably be expected to have a Material Adverse Effect and have all necessary power to carry on their present and contemplated businesses. The Parent and the Company have full right, power and authority to enter into this Agreement, to make the borrowings herein provided for, to issue the Notes in evidence thereof, to execute and deliver the Applications and the other Loan Documents executed and delivered or to be executed and delivered by them, and to perform each and all of the matters and things herein and therein provided for. Each Guarantor has, or upon its acquisition or formation will have, full right, power and authority to enter into the Loan Documents executed by it and to perform each and all of the matters and things therein provided for. The Loan Documents do not, and the performance or observance by the Parent or any Subsidiary of any of the matters and things herein or therein provided for will not, contravene any provision of law or any charter, by-law or similar agreement of the Parent or any such Subsidiary or constitute a breach or default under any covenant, indenture or agreement of or affecting the Parent or any such Subsidiary where such breach or default could reasonably be expected to have a Material Adverse Effect.

     Section 6.2. Subsidiaries. Each Subsidiary is, or upon acquisition or formation will be, duly organized and existing under the laws of the jurisdiction of its organization, and duly licensed or qualified to do business in each state or other jurisdiction where the nature of the assets owned or leased by it or business conducted by it requires such licensing or qualification and in which the failure to be so licensed or qualified could reasonably be expected to have a Material Adverse Effect and has all necessary corporate power to carry on its present business. Exhibit H hereto identifies each Subsidiary, the jurisdiction of its organization, the percentage of issued and outstanding shares of each class of its capital stock or other equity owned by the Parent and the Subsidiaries and, if such percentage is not 100% (excluding directors' qualifying shares as required by law), a description of each class of its authorized capital stock or other equity interest and the number of shares of each class issued and outstanding. All of the outstanding shares of capital stock of or other equity interest in each Subsidiary are validly issued and outstanding and fully paid and, subject to Section 630 of the New York Business Corporation Law, nonassessable, and all shares or other equity interests in each Subsidiary indicated on Exhibit H as owned by the Parent or a Subsidiary are owned, beneficially and of record, by the Parent or such Subsidiary free and clear of all liens, security interests, charges and encumbrances, other than the lien of the Administrative Agent required hereby. There are no outstanding commitments or other obligations of any Subsidiary to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock of or other equity interest in any Subsidiary. The Company is a wholly owned Subsidiary of the Parent.

     Section 6.3. Use of Proceeds; Regulation U. The Company shall use proceeds of the Loans and other extensions of credit made available hereunder solely for the purpose of funding the Acquisition and for its working capital and other general corporate purposes. Neither the Company nor any Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying margin stocks (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any loan or extension of credit hereunder will be used to purchase or carry any margin stock or extend credit to others for the purpose of purchasing or carrying any margin stock if as a result thereof such loan or other extension of credit would violate Regulation U or any interpretation thereof.

     Section 6.4. Financial Reports. (a) The Parent and the Company have each heretofore delivered to each Lender a copy of their annual audit reports for their 1994, 1995, 1996, 1997, and 1998, fiscal years and the accompanying consolidated financial statements of the Parent and its Subsidiaries and the Company and its Subsidiaries, and their unaudited interim consolidated balance sheets as at August 29, 1998, and the related consolidated statements of operations, changes in members' and shareholder's capitalization (as to the Parent and its Subsidiaries) and cash flows of each of them and of their Subsidiaries for the two months then ended. Such financial statements have been prepared in accordance with GAAP (except for the omission of footnotes from such unaudited statements) and fairly reflect the consolidated financial position of the Parent and its Subsidiaries and of the Company and its Subsidiaries as of the dates thereof and the results of their operations for the periods covered thereby. The Parent and its Subsidiaries have no material contingent liabilities that are required to be disclosed on such financial statements other than as indicated on said financial statements. Since the date of the fiscal 1998 audit report, there has been no material adverse change in the financial condition or results of operations, or with respect to the Properties, of the Parent or any of its Subsidiaries, except those disclosed in writing to the Lenders prior to the date of this Agreement.

     (b) The Company has delivered to the Lenders the audited consolidated balance sheets of DFVC and its Subsidiaries as of the close of their 1996, 1997, and 1998 fiscal years, and the audited consolidated income statements and statements of cash flow of DFVC and its Subsidiaries for their 1996, 1997 and 1998 fiscal years, and the unaudited interim balance sheet of DFVC and its Subsidiaries as of August 30, 1998 and unaudited interim income statement of DFVC and its Subsidiaries for the three month period ended August 30, 1998 (collectively, the "DFVC Financial Statements"). Based on the Company's review of the DFVC Financial Statements and other financial information obtained by the Company in connection with the DFVC Acquisition, nothing has come to the Company's attention that would cause it to believe that the DFVC Financial Statements are inaccurate in any material respect or that the DFVC Financial Statements do not present fairly, in all materials respects, the consolidated financial position of DFVC and its Subsidiaries as the dates thereof and the consolidated results of operations of DFVC and its Subsidiaries for the periods covered thereby in conformity with GAAP or that DFVC has any material contingent liabilities not disclosed in the DFVC Financial Statements, except (i) as otherwise indicated in the DFVC Financial Statements, and (ii) for such matters as would not individually or in the aggregate have a Material Adverse Effect.

     Section 6.5. Litigation and Taxes. Except as is set forth on Schedule 6.5, there is no litigation or governmental proceeding pending, nor to the knowledge of the Parent or the Company threatened, against the Parent or any Subsidiary or DFVC, BEMSA or their Subsidiaries or for which any of them is liable which if adversely determined could reasonably be expected to result in a Material Adverse Effect after giving effect to the Acquisition. No authorization, consent, license, or exemption from, or filing or registration with, any court or governmental department, agency or instrumentality, is or will be necessary to the valid execution, delivery or performance by the Parent or any Subsidiary of any Loan Document or the Stock Purchase Agreement, Asset Transfer Agreement or Marketing Agreement or to the consummation of the Acquisition or the Merger, except for such consents, exemptions and approvals with respect to the Acquisition which will have been obtained and remain in full force and effect.

     Section 6.6. Burdensome Contracts with Affiliates. All material contracts and agreements between the Company and/or its Subsidiaries and their Affiliates are on terms and conditions which are no less favorable to the Company or such Subsidiary than would be usual and customary in similar contracts or agreements between Persons not affiliated with each other.

     Section 6.7. ERISA. The Parent and each Subsidiary is in compliance in all material respects with the Employee Retirement Income Security Act of 1974 ("ERISA") to the extent applicable to it and has received no notice to the contrary from the Pension Benefit Guaranty Corporation ("PBGC"), and, in the event of the Parent's or any Subsidiary's partial or total withdrawal from any pension plans, multi-employer pension plans or non-payment by other employer participants therein, the liability of the Parent and its Subsidiaries for any unfunded vested benefits thereunder would not result in a Material Adverse Effect.

     Section 6.8. Full Disclosure. The statements and information furnished to either Agent or the Lenders in connection with the negotiation of this Agreement and the commitments by the Lenders to provide all or part of the financing contemplated hereby do not, taken as a whole, contain any untrue statement of a material fact or omit a material fact necessary to make the material statements contained therein or herein not misleading, except for such thereof as were corrected in subsequent written statements furnished the Lenders prior to the date hereof (the Lenders acknowledging that as to any projections furnished to the Lenders, the Parent and the Company only represent that the same were prepared on the basis of information and estimates they believe to be reasonable). There is no fact peculiar to the Parent or any Subsidiary, DFVC or BEMSA which the Company has not disclosed to the Lenders in writing which materially adversely affects the Parent or its Subsidiaries nor, so far as the Parent or the Company now can reasonably foresee, is reasonably likely to have a Material Adverse Effect. The unaudited pro forma consolidated balance sheet for the Parent and its Subsidiaries and for the Company and its Subsidiaries heretofore delivered to the Lenders fairly presents the financial condition of the Parent and its Subsidiaries immediately after giving effect to the Acquisition and the Merger, based upon the best information currently available to the Parent and the Company with respect to the Acquisition.

     Section 6.9. Compliance with Law. (a) Neither the Parent nor any Subsidiary is or will after giving effect to the Acquisition and the Merger be (i) in default with respect to any order, writ, injunction or decree or (ii) in default in any material respect under any Governmental Requirement (including ERISA, the Occupational Safety and Health Act of 1970 and laws and regulations establishing quality criteria and standards for air, water, land and toxic waste) of any Governmental Body if, in the case of either clause (i) or (ii), such default is reasonably likely to result in a Material Adverse Effect; and (b) without limiting the generality of the foregoing, the Parent and each Subsidiary are and after giving effect to the Acquisition and the Merger will each be, in compliance with all applicable state and federal environmental, health and safety statutes and regulations, including, without limitation, regulations promulgated under the Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss.ss.6901 et seq., except where failure to be in compliance is reasonably likely not to have a Material Adverse Effect, and, to the Company's and Parent's knowledge, neither the Parent nor any Subsidiary will have acquired, incurred or assumed, directly or indirectly, any contingent liability in connection with the release of any toxic or hazardous waste or substance into the environment which is reasonably likely to have a Material Adverse Effect. Insofar as known to the responsible officers of the Company and the Parent, and after giving effect to the Merger and the Acquisition neither the Parent nor any Subsidiary is liable, in whole or in part, for, nor are any of the assets or property of the Parent or any Subsidiary subject to a lien in favor of any Governmental Body for any material liability arising from or in any way relating to, the costs of cleaning up, remediating or responding to a release of hazardous substances (including, without limitation, petroleum, its by-products or derivatives, or other hydrocarbons).

     Section 6.10. Certain Contracts. The Company has delivered true copies of the Stock Purchase Agreement, the Asset Transfer Agreement and the Marketing Agreement and all amendments thereto to the Lenders.

     Section 6.11. Stock Purchase Agreement Warranties. Nothing has come to the attention of the Company or the Parent that would indicate that any representation of Dean Foods contained in the Stock Purchase Agreement is untrue in any respect which would have a Material Adverse Effect.

     Section 6.12. Restrictive Agreements. Neither the Parent nor any Subsidiary nor, to their knowledge, DFVC, is a party to any contract or agreement, or subject to any charge or other corporate restriction, which affects its ability to execute, deliver and perform the Loan Documents to which it is a party and repay its indebtedness, obligations and liabilities under the Loan Documents or which materially and adversely affects or, insofar as the Parent and the Company can reasonably foresee, could reasonably be expected to have a Material Adverse Effect.

     Section 6.13. No Default under Other Agreements. Neither the Parent nor any Subsidiary is in default with respect to any note, indenture, loan agreement, mortgage, lease, deed, or other agreement to which it is a party or by which it or its Property is bound, which default could reasonably be expected to have a Material Adverse Effect.

     Section 6.14. Status under Certain Laws. Neither the Parent nor any Subsidiary is an "investment company" or a person directly or indirectly controlled by or acting on behalf of an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding Company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     Section 6.15. Year 2000 Compliance. The Parent and the Company have conducted a comprehensive review and assessment of the computer applications of the Parent and its Subsidiaries and has made inquiry of their material suppliers, vendors (including data processors) and customers, with respect to any defect in computer software, data bases, hardware, controls and peripherals related to the occurrence of the year 2000 or the use at any time of any date which is before, on or after December 31, 1999, in connection therewith. Based on the foregoing review, assessment and inquiry, the Parent and the Company believe that no such defect could reasonably be expected to have a Material Adverse Effect.

     Section 6.16. Solvency, Etc. On the initial Borrowing date and after giving effect to the Acquisition and the Merger and the financing thereof, (i) the assets of the Parent and of each Subsidiary, at a fair valuation, will exceed its liabilities, including contingent liabilities, (ii) the remaining capital of the Parent and of each Subsidiary will not be unreasonably small to conduct, or in relation to, its business or any transaction in which it intends to engage, and (iii) the Parent and each Subsidiary will not have incurred debts, and does not intend to incur debts, beyond its ability to pay such debts as they mature. For purposes of this Section, "debt" means any liability on a claim, and "claim" means (i) right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured; or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured.


SECTION 7. CONDITIONS PRECEDENT.

     Section 7.1. All Advances. The obligation of the Lenders to make any Borrowing available hereunder (including the first Borrowing) or of the Issuing Bank to issue any Letter of Credit shall be subject to the provisions of Sections 9.2 and 9.3 hereof and shall also be subject to the satisfaction of the following conditions precedent at the time of the making of each Borrowing or the issuance of a Letter of Credit under the Revolving Credit:

          (a) each of the representations and warranties set forth herein and in the other Loan Documents shall be true and correct as of the date of such Borrowing or issuance (except the representations and warranties made in Section 6.4 hereof shall be deemed to refer to the most recent financial statements delivered to the Lenders pursuant to Section 8.5 hereof); and

          (b) no Default or Event of Default shall have occurred and be continuing.

Any request made by the Company for a Borrowing or a Letter of Credit hereunder shall be deemed to constitute a representation and warranty that the foregoing statements are true and correct. In addition, in the case of the issuance of a Letter of Credit, the Issuing Bank shall have received a properly completed Application therefor and its fee therefor.

     Section 7.2. Initial Advance. At or prior to the time of the initial Borrowing hereunder or the issuance of the initial Letter of Credit, the following conditions precedent shall also have been satisfied:

          (a) The Administrative Agent shall have received the following for the account of the Lenders (each to be properly executed and completed) and the same shall have been approved as to form and substance by the Agents:

               (i) this Agreement and the Notes;

               (ii) copies (executed or certified as may be appropriate) for each Lender of the articles of incorporation and by-laws of and good standing certificates for the Parent and each Guarantor and of all legal documents or proceedings taken in connection with the execution and delivery of the Loan Documents to the extent the Administrative Agent or its counsel may reasonably request, including, without limitation, certificates as to the incumbency and authority of, and setting forth a specimen signature of, each officer who is to sign any Loan Document;

               (iii) the Acquisition and the Merger shall have been consummated without material deviation from the terms of the Stock Purchase Agreement and Asset Transfer Agreement and without modification thereto or waivers of the terms or conditions thereof (except for modifications and waivers approved by the Administrative Agent) and with the Company's asceptic business having been transferred to Dean Foods or a Subsidiary thereof and (aa) with the amount of cash expended  by the  Parent  and  its  Subsidiaries  in  respect  of such
          Acquisition not being in excess of $360,000,000 plus amounts payable pursuant to the working capital adjustment provisions of the Stock Purchase Agreement, (ab) with the sum of such amounts plus amounts required to refinance indebtedness of the Company and DFVC required to be repaid pursuant to the terms of Section 7.2(a)(vii) hereof plus financing costs and costs of retiring Indebtedness funded through borrowings under this Agreement not to exceed $560,000,000, and (ac) immediately after consummation of the Acquisition and Merger, the Parent shall have Consolidated Net Worth of not less than $160,000,000;

               (iv) the Collateral Documents and any documentation necessary to perfect the liens thereby created (including, without limitation, all certificates of capital stock of the Company and the Pledging Guarantors which are corporations together with executed blank stock powers therefor, and with all financing statements requested by the Administrative Agent in connection with the Collateral Documents) to the extent required by Section 5.1 hereof;

               (v) evidence of the maintenance of insurance as required hereby or by the Collateral Documents;

               (vi) a certificate from an authorized officer of the Company stating (i) whether the pro forma consolidated balance sheet of the Parent and its Subsidiaries delivered to the Lenders and referred to in the last sentence of Section 6.8 hereof, is accurate in all material respects as of the date the other conditions precedent to the initial advance under this Section 7.2 are satisfied or, if not, setting forth the differences, and (ii) that the conditions set forth in clause (iii) above have been satisfied;

               (vii) a pay-off letter or letters from all lenders under loan arrangements not permitted to exist after the initial Borrowing or Letter of Credit hereunder in form and substance satisfactory to the Administrative Agent and such other evidence that all of the Parent's and its Subsidiaries' indebtedness thereunder has been fully paid and that the liens securing same have been or will be released, as the Administrative Agent may require;

               (viii) with respect to the liens on real property (the "Mortgaged Premises"), a commitment or commitments from Lawyers Title Insurance Corporation (the "Title Company") stating that it is prepared to issue its standard form of ALTA mortgagee's title policy or policies with such endorsements as the Administrative Agent reasonably requests, such policy showing title to the Mortgaged Premises in the Company or Guarantors and insuring such Mortgages as a first lien (except as otherwise permitted by Section 5.1 hereof), without unacceptable encroachments or prior rights of others on the Mortgaged Premises, subject only to current general taxes and assessments not yet delinquent and other exceptions which are acceptable to the Administrative Agent and with the amount of coverages under such policies to be acceptable to the Administrative Agent;

               (ix) such additional documents, opinions or undertakings as may be required by the Title Company in order to provide the insurance to be afforded to the Administrative Agent pursuant to this Section 7.2;

               (x) a Phase I environmental assessment of the Mortgaged Premises (other than properties of DFVC) prepared by environmental consultants selected by the Company and acceptable to the Administrative Agent showing no condition that is not acceptable to the Administrative Agent; and

               (xi) satisfactory appraisal reports with respect to the Mortgaged Premises from appraisers satisfactory to the Administrative Agent which meet or exceeds the requirements of FIRREA.

          (b) The liens and security interests granted to the Administrative Agent under the Collateral Documents shall have been perfected to the extent required by Section 5.1 hereof or such perfection shall have been provided for in a manner satisfactory to the Administrative Agent;

          (c) The Company and Dean Foods shall have received such approvals, exemptions, consents or withholdings of objection from Governmental Bodies as are necessary in order to lawfully consummate the Acquisition and the Merger and same shall not have been stayed, revoked or overturned and no petition or application shall be pending, seeking to modify, stay, revoke or overturn the same except for such thereof as are acceptable to the Agents;

          (d) The Administrative Agent shall have received a solvency opinion as to the Company and its Subsidiaries after giving effect to the Acquisition and the Merger from Houlihan Lokey Howard & Zukin Financial Advisors, Inc. satisfactory in form and substance to the Administrative Agent;

          (e) The Company shall have delivered to the Administrative Agent (i) a pro forma balance sheet of the Parent and its Subsidiaries after giving effect to the Acquisition and the Merger; and (ii) projections for the ensuing five years, and such pro forma consolidating balance sheet and such projections shall be satisfactory to the Administrative Agent;

          (f) No material litigation or administrative proceedings shall be pending or threatened against the Parent or its Subsidiaries;

          (g) The Agents shall have received for their own account the fees to be received by them at such time by agreement with the Company;

          (h) the Subordinated Bridge Loan shall have been funded;

          (i) not less than $1,000,000 of the Existing Subordinated Notes shall have been purchased by the Company or redeemed and the Existing Subordinated Notes Indenture shall have been amended as provided in the form of Third Supplemental Indenture heretofore delivered to the Agents; and

          (j) The Administrative Agent shall have received for the account of the Lenders such other agreements, instruments, documents, certificates and opinions as the Administrative Agent may reasonably request.

     Section 7.3. Legal Matters. Legal matters incident to the execution and delivery of the Loan Documents and the other instruments and documents contemplated hereby and the Acquisition and the Merger shall be satisfactory to the Agents and their counsel, and the Lenders shall have received the favorable written opinions of acceptable counsel for the Parent and each Subsidiary party to the Loan Documents, in form and substance and with such limitations, assumptions and qualifications as shall be satisfactory to the Administrative Agent and its counsel, with respect to:

          (a) the due organization and existence of the Parent and each such Subsidiary and the due licensing or qualification of the Parent and each such Subsidiary in all jurisdictions where a material part of the Collateral is located or where the failure to be so qualified could have a Material Adverse Effect;

          (b) the power and authority of the Parent and each such Subsidiary to enter into the Loan Documents (and of the Company to consummate the Acquisition and the Merger) and to perform and observe all the matters and things herein and therein provided for and the fact that the execution and delivery of the Loan Documents and the consummation of the Acquisition and the Merger will not, nor will the observance or performance of any of the matters or things therein or herein provided for, contravene any provision of law or of the charter or by-laws, operating agreement or management agreement of the Parent or any such Subsidiary;

          (c) the due authorization for and the validity and enforceability of the Loan Documents (other than of mortgages);

          (d) the fact that no governmental authorization, consent, exemption or withholding of objection is required with respect to the lawful execution, delivery and performance of the Loan Documents or consummation of the Acquisition and Merger other than such thereof as have been obtained and are in full force and effect;

          (e) the fact that the Merger and Acquisition have been consummated;

          (f) except to the extent set forth on Schedule 6.5, the lack, to the knowledge of such counsel, of any legal or administrative proceedings pending or threatened against DFVC (but without independent inquiry as to matters affecting only DFVC), the Parent or any Subsidiary which seeks to prevent the consummation of the Acquisition or the Merger or which, if adversely determined, would result in a Material Adverse Effect after giving effect to the Acquisition and Merger; and

          (g) such other matters as the Administrative Agent or its counsel may reasonably require.

SECTION 8. COVENANTS.

     The Parent and the Company agree that, so long as any credit is available to or in use by the Company hereunder, except to the extent compliance in any case or cases is waived in writing by the Required Lenders:

     Section 8.1. Maintenance of Business. The Parent will, and will cause each Subsidiary to, preserve and keep in force and effect all licenses and permits necessary to the proper conduct of their respective businesses except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

     Section 8.2. Maintenance. The Parent will, and will cause each Subsidiary to, maintain, preserve and keep their plant, properties and equipment (other than obsolete or worn out equipment held for sale or disposition) in reasonably good repair, working order and condition (ordinary wear and tear excepted) and the Parent will, and will cause each Subsidiary to, from time to time make all needful and proper repairs, renewals, replacements, additions and betterments thereto so that at all times the efficiency thereof shall be substantially preserved and maintained, in each case where the failure to do so is reasonably likely to have a Material Adverse Effect.

     Section 8.3. Taxes. The Parent will, and will cause each Subsidiary to, duly pay and discharge all taxes, rates, assessments, fees and governmental charges upon or against any of them or against their respective properties, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith and by appropriate proceedings, in each case where the failure to do so is reasonably likely to have a Material Adverse Effect.

     Section 8.4. Insurance. The Parent will, and will cause each Subsidiary to, insure and keep insured, with good and responsible insurance companies, all insurable property owned by them which is of a character usually insured by companies similarly situated and operating like properties; and the Parent will, and will cause each Subsidiary to, insure such other hazards and risks (including employers', product liability and public liability risks) in good and responsible insurance companies as and to the extent usually insured by companies similarly situated and conducting similar businesses. The Parent will upon request of the Administrative Agent furnish a certificate setting forth in summary form the nature and extent of the insurance maintained pursuant to this Section.

     Section 8.5. Financial Reports. The Parent will, and will cause each Subsidiary to, maintain a standard and modern system of accounting in accordance with sound accounting practice and will furnish to the Lenders and their duly authorized representatives such information respecting the business and financial condition of the Parent and its Subsidiaries as any Lender (acting through the Administrative Agent) may reasonably request; and without any request, will furnish to the Lenders:

          (a) within 45 days after the close of each quarterly fiscal period of the Parent and the Company, a copy of the balance sheets, statements of operations and statements of cash flow of the Parent and its Subsidiaries and of the Company and its Subsidiaries for such period, prepared on a consolidated basis in accordance with GAAP, and the notes thereto, all certified (subject to year end audit adjustments which are not expected to be material) by the chief financial officers of the Company and the Parent;

          (b) within 90 days after the close of each fiscal year of the Company and the Parent, a copy of the audit report for such year and accompanying financial statements, including balance sheets, statements of operations and statements of cash flow on a consolidated basis for the Parent and its Subsidiaries and the Company and its Subsidiaries in accordance with GAAP, and the notes thereto, certified without qualification by independent public accountants of recognized standing selected by the Parent and the Company and satisfactory to the Required Lenders (the "Auditors");

          (c) within the periods provided in paragraphs (a) and (b) above, a certificate of an authorized financial officer of the Company stating that such officer has reviewed the provisions of this Agreement and setting forth: (aa) the information and computations (in sufficient detail) required in order to compute the Leverage Ratio and (in the case of the year end statements only) Excess Cash Flow and to establish whether the Company was in compliance with the requirements of Sections 8.8, 8.9, 8.10, 8.11, 8.12, 8.13, 8.14, 8.15, 8.17 8.18 and 8.20 hereof at the end of the period covered by the financial statements then being furnished, and (ab) to the best of such officer's knowledge, whether there exists on the date of the certificate or existed at any time during the period covered by such financial statement any Default or Event of Default and, if any such condition or event exists on the date of the certificate or existed during such period, specifying the nature and period of existence thereof and the action the Company is taking, has taken or proposes to take with respect thereto; and

          (d) within the period provided in paragraph (b) above, a business plan for the Parent and its Subsidiaries for the ensuing fiscal year and projections for the Parent and its Subsidiaries for the ensuing five fiscal years, all in detail reasonably acceptable to the Administrative Agent.

         The  Parent  will,   and  will  cause  each   Subsidiary   to,   permit
representatives of any Lenders, upon reasonable notice and during normal business hours, to examine and make extracts from the books and records of the

Parent and its Subsidiaries and to examine their assets and access thereto shall be permitted for such purpose.

     Section 8.6. Compliance with Laws. The Parent will, and will cause each Subsidiary to, comply with all Governmental Requirements to which they are subject, including, without limitation, the Occupational Safety and Health Act of 1970, as amended, ERISA, and all laws, ordinances, governmental rules and regulations relating to environmental protection in all applicable jurisdictions, the violation of which is reasonably likely to have a Material Adverse Effect or would result in any lien or charge upon any property of the Parent or any Subsidiary which is not a Permitted Lien.

     Section 8.7. Nature of Business. The Parent will not, nor will it permit any Subsidiary to, engage in any business or activity if, as a result, the general nature of the business which would then be engaged in by the Parent and its Subsidiaries taken as a whole would be substantially changed from the business in which they are engaged after giving effect to the Acquisition.

     Section 8.8. Liens. The Parent will not, nor will it permit any Subsidiary to, pledge, mortgage or otherwise encumber or subject to, or permit to exist upon or be subjected to, any lien, security interest or charge upon, any assets of the Parent or any Subsidiary; provided, however, that nothing in this Section contained shall operate to prevent any of the following (collectively, "Permitted Liens"):

          (a) liens, pledges or deposits in connection with workmen's compensation, unemployment insurance, social security obligations, taxes, assessments, statutory obligations or other similar charges, good faith deposits in connection with tenders, contracts or leases to which the Parent or any of its Subsidiaries is a party or other deposits required to be made in the ordinary course of business and not in connection with borrowing money or obtaining advances or credit; provided in each case that the obligation or liability arises in the ordinary course of business and is not overdue, or if overdue, is being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves have been established therefor to the extent required by GAAP;

          (b) inchoate statutory, construction, common carrier's, materialmen's, landlord's, warehousemen's, mechanics, producers' or operator's liens securing obligations not overdue, or if overdue, being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves have been established therefor to the extent required by GAAP;

          (c) the liens created by the Loan Documents;

          (d) attachment or judgment liens to the extent, but only to the extent, the attachment or judgment in question is not an Event of Default under Section 9.1(f);

          (e) liens for taxes, assessments or other governmental charges not yet due and payable or which are being diligently contested in good faith by the Parent or its applicable Subsidiary by appropriate proceedings, provided that in any such case an adequate reserve is being maintained by the Parent or such Subsidiary for the payment of same;

          (f) easements, licenses, permits, rights-of-way, rights of entry or passage, rights of lessees, restrictions and other similar encumbrances incurred in the ordinary course of business which do not secure debt for money borrowed or its equivalent, and which do not materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of the Parent or any Subsidiary or use of the assets in question for their intended purposes;

          (g) liens described on Exhibit J attached hereto, encumbering the assets noted thereon opposite the description of the indebtedness or obligation secured thereby and extensions and renewals of the foregoing Permitted Liens, provided that the aggregate amount of such liabilities secured by such extended or renewed lien is not increased and such extended or renewed liabilities secured by such lien are on terms and conditions no more restrictive than the terms and conditions of the same being extended or renewed;

          (h) liens securing indebtedness which is paid in full at the time of the initial Borrowing and which are promptly discharged; and

          (i) liens not otherwise permitted hereby securing obligations permitted by Section 8.9(g) hereof and not aggregating in excess of $20,000,000 ($10,000,000 while the Subordinated Bridge Loan is outstanding) at any one time outstanding.

     Section  8.9.  Indebtedness.  The Parent  will not,  nor will it permit any
Subsidiary  to,  issue,   incur,   assume,   create,  or  have  outstanding  any
Indebtedness; provided, however, that the foregoing provisions shall not restrict nor operate to prevent:

          (a) Indebtedness owing to the Administrative Agent, the Issuing Bank and the Lenders under this Agreement or any of the other Loan Documents;

          (b) Indebtedness described on Exhibit I attached hereto;

          (c) Subordinated Debt;

          (d) Existing Subordinated Notes (and guarantees thereof by the Guarantors) in an aggregate principal amount not in excess of $1,000,000;

          (e) Indebtedness of the Parent and the Company to each other and to the Guarantors and Indebtedness of the Guarantors to the Parent, the Company and each other, provided that the Indebtedness of the Parent to the Company shall not exceed $40,000,000 at any one time outstanding;

          (f) Indebtedness which is paid in full concurrently with the initial Borrowing; and

          (g)  Indebtedness  in addition  to that  otherwise  permitted  by this
     Section 8.9 aggregating not more than $25,000,000 ($10,000,000 while the Subordinated Bridge Loan is outstanding) at any time outstanding.

     Section 8.10. Consolidated Net Worth. The Parent will at all times maintain Consolidated Net Worth of not less than the Minimum Required Amount. The Minimum Required Amount shall be $150,000,000 provided that (i) on the last day of each fiscal year of the Parent (commencing with the 1999 fiscal year) the Minimum Required Amount as then in effect shall be increased by 50% of positive Consolidated Net Income for such fiscal year and (ii) the Minimum Required Amount shall be increased effective upon, and by, 90% of the amount of any increase in Consolidated Net Worth resulting from the issuance and/or sale of equity securities or interests by the Parent or any Subsidiary (other than issuances by the Parent of common equity to producers of agricultural commodities purchased by it which issuances are in accordance with its past practices).

     Section 8.11. Leverage Ratio. The Parent will as of the last day of each fiscal quarter (commencing with the second fiscal quarter of fiscal 1999), have a Leverage Ratio of not more than that specified for such fiscal quarter below:

                                              MAXIMUM LEVERAGE RATIO
      FOR FISCAL QUARTERS :                         SHALL BE

Second Fiscal Quarter of Fiscal 1999                6.00 to 1

Third Fiscal Quarter of Fiscal 1999                 5.75 to 1
Fourth Fiscal Quarter of Fiscal 1999                5.5  to 1
All Fiscal Quarters of Fiscal 2000                  5.0  to 1
All Fiscal Quarters of Fiscal 2001                  4.5  to 1
All Fiscal Quarters of Fiscal 2002                  4.0  to 1
All Fiscal Quarters Thereafter                      3.5  to 1

     The foregoing to the contrary notwithstanding, if the Parent has a Leverage Ratio of 3.0 to 1 or less computed as of the last day of two consecutive fiscal quarters ending subsequent to the close of its 1999 fiscal year, then the Parent shall have a Leverage Ratio as of the last day of each fiscal quarter ending thereafter of not less than 3.5 to 1.

     Section 8.12. Fixed Charge Coverage Ratio. The Parent will as of the last day of each fiscal quarter (commencing with the second fiscal quarter of fiscal
1999) have a Fixed Charge Coverage Ratio of not less than that specified for such fiscal quarter below:

                  As of the last day of the                       Fixed Charge Coverage Ratio
                   following fiscal quarters                         shall not be less than

Second through Fourth of fiscal 1999                                        1.05 to 1
First through Fourth of fiscal 2000 and First of fiscal 2001                1.15 to 1
Second through Fourth of fiscal 2001 and First of fiscal 2002               1.20 to 1
all fiscal quarters thereafter                                              1.25 to 1

            Section 8.13. EBITDA. The Parent will as of the last day of each fiscal quarter have EBITDA for the period of four fiscal quarters then ended of not less than that specified for such fiscal quarter below (with EBITDA for periods prior to the Acquisition Closing Date computed as though DFVC were at all times a Subsidiary of the Company and as though the Company had not owned its asceptic business):


    For fiscal quarters:                           EBITDA shall not be less than

First and second of fiscal 1999                             $115,000,000

Third of fiscal 1999                                        $120,000,000

Fourth of fiscal 1999                                       $125,000,000

First and second of fiscal 2000                             $130,000,000

Third and fourth of fiscal 2000                             $135,000,000

First and second of fiscal 2001                             $140,000,000

all fiscal quarters ended after the second fiscal           $145,000,000
quarter of fiscal 2001

     Section 8.14. Interest Coverage Ratio. The Parent will as of the last day of each fiscal quarter (commencing with the second fiscal quarter of fiscal
1999) have an Interest Coverage Ratio of not less than that specified for such quarter below:

                                                         Interest Coverage Ratio
             For fiscal quarters:                         shall not be less than

Second through fourth of fiscal 1999 and First of               1.90 to 1
fiscal 2000

Second of fiscal 2000                                           2.05 to 1

Third and fourth of fiscal 2000 and first of fiscal             2.20 to 1
2001

Second and Third of fiscal 2001                                 2.30 to 1

Fourth of fiscal 2001                                           2.40 to 1

First and Second of fiscal 2002                                 2.50 to 1

Third of fiscal 2002                                            2.60 to 1

Fourth of fiscal 2002 and First of fiscal 2003                  2.70 to 1

Second and Third of fiscal 2003                                 2.80 to 1

all fiscal quarters thereafter                                  3.00 to 1


     Section 8.15. Net Capital Expenditures. The Parent shall not and shall not permit its Subsidiaries to expend for Net Capital Expenditures in any fiscal year in excess of (a) $25,000,000 plus (b) (in the case of fiscal 1999 and all subsequent fiscal years) the lesser of $10,000,000 or the amount by which Net Capital Expenditures for the immediately preceding year were less than $25,000,000.

     Section 8.16. Rentals. The Parent will not, and will not permit any Subsidiary to, enter into any lease or other agreement for the use or possession of Property if after giving effect thereto the aggregate liability of the Parent and its Subsidiaries for Rentals (other than Capitalized Rentals) in any fiscal year would exceed $25,000,000.

     Section 8.17. Acquisitions, Investments, Loans and Advances and Guarantees. The Parent will not, nor will it permit any Subsidiary to, directly or indirectly, make, retain or have outstanding any interest or investments

(whether through purchase of stock or obligations or otherwise) in, or loans or advances to, any other Person, or acquire all or any substantial part of the assets or business of any other Person; provided, however, that the foregoing provisions shall not apply to nor operate to prevent:

          (a) investments by the Parent or any Subsidiary in direct obligations of the United States of America or of any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America, provided that any such obligations shall mature within twelve months from the date the same are acquired by the Parent or such Subsidiary;

          (b) investments by the Parent or any Subsidiary in certificates of deposit or time deposits issued by any Lender, or by any United States commercial bank having capital and surplus of not less than $100,000,000 and having a maturity of twelve months or less;

          (c) investments by the Parent or any Subsidiary in commercial paper maturing 270 days or less from the date of issuance which at the time of acquisition is rated A-1 or better by Standard & Poor's Ratings Services Group, a division of the McGraw-Hill Companies and P-1 or better by Moody's Investors Service, Inc.;

          (d) investments by the Parent or any Subsidiary in debt securities issued by U.S. corporations or states of the United States maturing within twelve months from the date of acquisition thereof if at the time of acquisition the investment in question has a rating of not less than AA from Standard & Poor's Ratings Services Group, a division of The McGraw-Hill Companies, Inc. and/or Aa2 from Moody's Investors Services, Inc.;

          (e) investments by the Parent or any Subsidiary in preferred stock of any corporation organized under the laws of any state of the United States which is subject to a remarketing undertaking at intervals not exceeding twelve months issued by any substantial broker and which is rated AA or better by Standard & Poor's Ratings Services Group, a division of The
     McGraw-Hill Companies, Inc. and/or Aa2 or better by Moody's Investors Services, Inc.;

          (f) the Acquisition;

          (g) other acquisitions by the Parent or any Subsidiary of the capital stock of or assets or business of any Person, including acquisitions accomplished by a merger of the Parent or any Subsidiary with any other Person which is permitted by Section 8.19 hereof, provided that (i) immediately after giving effect thereto no Default or Event of Default has occurred and is continuing, (ii) immediately after giving effect thereto the aggregate amount expended by the Parent and its Subsidiaries on account of all such acquisitions (including in such amounts expended, the amount of all indebtedness assumed by the Parent and its Subsidiaries in connection therewith, all indebtedness secured by liens on the assets acquired and all indebtedness of the Person in question, (in the event the acquisition is of an equity interest in such Person)) during the period from the date hereof to and including the last day of fiscal 1999 shall not exceed $10,000,000 and during each period of twelve consecutive months concluding thereafter shall not exceed the greater (aa) $10,000,000 or, (ab) if but only if the acquisition occurs subsequent to the first date after the date hereof when the Leverage Ratio computed as of the last day of each of the four fiscal quarters of the Parent most recently concluded prior to the consummation of the Acquisition in question has been equal to or less than 3.5 to 1, (but in the case of the last of such fiscal quarters, substituting Consolidated Total Indebtedness as it exists on the date of and after giving effect to the consummation of the acquisition in question for Consolidated Total Indebtedness as it existed an the last day of such fiscal quarter) $25,000,000, and (iii) the acquisition in question shall have been approved by the board of directors or similar governing body of the Person being, or whose assets are being, acquired;

          (h) loans and advances by the Parent or any  Subsidiary to the Parent,
     the  Company,   and/or  any  Guarantor   provided  that  the  corresponding
     Indebtedness is permitted by Section 8.9 hereof;

          (i) existing investments, loans and advances identified on Exhibit K hereto; and

                   (j) investments in, and loans and advances to Persons not otherwise permitted by this Section at no time aggregating more than $10,000,000.

In determining the amount of investments, loans and advances permitted under this Section, investments shall always be taken at the original cost thereof, regardless of any subsequent appreciation (including retained earnings) or depreciation therein, loans and advances shall be taken at the principal amount thereof.

     Section 8.18. Restricted Payments. The Parent shall not during any fiscal year (a) declare or pay any distributions in respect of any equity interest in the Parent or (b) directly or indirectly purchase, redeem or otherwise acquire or retire any equity interest in the Parent (collectively, "Restricted Payments"); provided, however, that the Parent may, provided in each instance that after giving effect thereto no Default or Event of Default has occurred and is continuing (i) pay dividends on its non cumulative preferred stock at the annual rate of $1.50 per share (ii) pay dividends on its Class A cumulative preferred stock of the annual rate of up to $2.00 per share (iii) pay dividends on its Class B cumulative preferred stock at the annual rate of $1.00 per share
(iv) pay  dividends  on its common stock at a rate not in excess of 8% per annum
(v) make distributions to its members of up to 30% of each fiscal year's "Earnings on Pro-Fac Products" as such term is defined in the Marketing
Agreement as in effect on the date hereof and computed consistent with past practice and (vi) expend up to $2,000,000 in any fiscal year to repurchase, redeem or otherwise acquire or retire its common and/or preferred stock or to pay nonqualified retains.

     Section 8.19. Mergers. The Parent will not, nor will it permit any Subsidiary to, consolidate or be a party to a merger with any other Person, except that so long as no Default or Event of Default has occurred and is continuing or would arise as a result thereof (i) any Subsidiary of the Parent may merge with and into the Parent or the Company if the Parent or the Company is the surviving corporation, (ii) any Subsidiary may merge with and into any other Subsidiary if and so long as if either of such Subsidiaries is a Guarantor, the Guarantor is the survivor thereof, (iii) the Merger may be consummated and (iv) the Parent or any Subsidiary may merge with any other Person if the Parent or the relevant Subsidiary is the survivor and the merger is permitted by and treated as an acquisition for purposes of Section 8.17(g) hereof.

     Section 8.20. Sales of Assets. The Parent will not, nor will it permit any Subsidiary to, sell, lease or otherwise dispose of any of its Property
(including any disposition of Property as part of a sale and leaseback transaction); provided, that nothing contained therein shall prohibit (i) sales of inventory in the ordinary course of business; (ii) sales or dispositions of obsolete or worn out Property disposed of in the ordinary course of business;
(iii) sales as part of sale and leaseback transactions provided that the fair value of all Property subject to such transactions consummated in any fiscal year of the Parent shall not exceed $10,000,000; (iv) transfers of assets of Subsidiaries to the Company in connection with the liquidation and/or dissolution of such Subsidiaries; (v) transfers of patents, trademarks, copyrights and other intellectual property from the Company to Linden Oaks Corporation provided that (aa) such steps are taken as the Administrative Agent may reasonably require in order to assure that its liens thereon are not impaired by such transfers and (ab) from and after the first such transfer and continuously thereafter Linden Oaks Corporation remains a wholly owned subsidiary of the Company and a Pledging Guarantor hereunder and (vi) sales, leases and other dispositions of Property not otherwise permitted by this
Section 8.20 aggregating in any fiscal year not more than five percent of the consolidated tangible assets of the Parent and its Subsidiaries as of the first day of such fiscal year. Anything contained in this Agreement to the contrary notwithstanding, the Parent will not nor will it permit the Company to, without the consent of the Required Lenders, sell (or in the case of the Company, issue) capital stock of the Company (other than to the Parent). At the request of the Company, so long as no Default or Event of Default then exists or would arise as a result of such disposition, the Administrative Agent is hereby authorized to release its lien on any Property sold pursuant to the foregoing provisions.

     Section 8.21. Burdensome Contracts with Affiliates. The Parent will not, nor will it permit any Subsidiary to, enter into or be a party to any contract or agreement with an Affiliate on terms and conditions materially less favorable to the Parent or such Subsidiary than would be usual and customary in similar contracts or agreements between Persons not affiliated with each other.

     Section 8.22. No Change in Fiscal Year. The Parent will not, nor will it permit any Subsidiary to, have a fiscal year other than the present fiscal year of the Parent (i.e., fiscal years ending on the last Saturday of June and fiscal quarters of thirteen calendar weeks, provided that the Required Lenders shall not unreasonably withhold their consent to such a change if in connection therewith the provisions of this Agreement measuring covenant compliance or payments with reference to fiscal periods are renegotiated in a manner reasonably acceptable to them.

     Section 8.23. Formation of Subsidiaries. In the event any Subsidiary is formed or acquired after the date hereof which meets the definition of the term "Guarantor" herein or any Subsidiary which did not formerly meet the criteria for treatment as a Guarantor meets such requirements, the Parent shall within thirty (30) Business Days thereof cause such Subsidiary to execute an Additional Guarantor Supplement in the form annexed hereto as Exhibit G with such modifications as may be approved by the Administrative Agent (an "Additional Guarantor Supplement") and cause such Guarantor to execute and deliver to the Administrative Agent Additional Guarantor Documentation with respect to it and, if such Guarantor is a Pledging Guarantor, cause such Pledging Guarantor to take such actions as the Administrative Agent may require to subject those of its assets included within the term "Collateral" to liens in favor of the Administrative Agent of the priority required by this Agreement.

     Section 8.24. No Restriction on Subsidiary Dividends. Neither the Parent nor any Subsidiary is a party to, nor will the Parent or any Subsidiary become a party to, any agreement prohibiting or otherwise restricting the declaration or payment of any dividends or equity distributions by any such Subsidiary provided that the foregoing restrictions shall not apply to debt agreements in effect on the date hereof which are terminated concurrently with the first extension of credit hereunder.

     Section 8.25. Interest Rate Protection. Within 90 days of the date hereof the Company shall enter into and continuously maintain an interest rate hedging program with parties and on terms reasonably acceptable to the Agents pursuant to which the Company will be protected against increases in the LIBOR Rate above a rate acceptable to the Administrative Agent for a period of four years and for an amount approximating 50% of the amount of the Term Loans scheduled to be outstanding during such four year period (the "Hedging Program").

     Section 8.26. Concerning the Subordinated Debt. The Parent and the Company will not make (or give any notice for) any voluntary or optional payment or prepayment on or redemption or acquisition for value of any Subordinated Debt or make any payment of principal or interest thereon in violation of the subordination provisions thereof or amend or modify in any material respect any term, covenant or provision of any Subordinated Debt or set off any amounts against any Subordinated Debt provided, however that the foregoing shall not apply to or restrict the payment or retirement of Subordinated Debt out of the net proceeds received from any concurrent issuance of additional Subordinated Debt or the payment or retirement of the Subordinated Bridge Loan.

     Section 8.27. Concerning the Marketing Agreement. The Parent and the Company will comply in all material respects with their respective obligations under the Marketing Agreement and will not amend or modify same in any material respect or terminate the same.

     Section 8.28. Year 2000 Assessment. The Parent shall take all actions necessary and commit adequate resources to assure that its computer-based and other systems (and those of all Subsidiaries) are able to effectively process dates, including dates before, on and after January 1, 2000, without experiencing any Year 2000 Problem that could cause a material adverse effect on the business or financial affairs of the Parent and its Subsidiaries taken on a consolidated basis. At the request of the Administrative Agent, the Parent and the Company will provide the Administrative Agent with written assurances and substantiations (including, but not limited to, the results of internal or external audit reports prepared in the ordinary course of business) reasonably acceptable to the Administrative Agent as to the capability of the Parent and its Subsidiaries to conduct its and their businesses and operations before, on and after January 1, 2000, without experiencing a Year 2000 Problem causing a Material Adverse Effect.

     Section 8.29. Preservation of Cooperative Status. The Parent will preserve, renew and keep in full force and effect its corporate existence and status as a cooperative association as defined in Section 1141j(a) of Title 12 of the United States Code.


SECTION 9. EVENTS OF DEFAULT AND REMEDIES.

     Section 9.1. Events of Default Any one or more of the following shall constitute an "Event of Default" hereunder:

          (a) default in the payment of any amount of the principal of any Note or any amount due under an Application when due, whether at the stated maturity thereof or at any other time provided for in this Agreement, or default in the payment when due of any interest, fee, charge or other amount payable by the Company hereunder or under any other Loan Document and the continuance of such default for three Business Days after notice thereof to the Company from the Administrative Agent or any Lender;

          (b) default in the observance or performance of any covenant set forth in Sections 8.5, 8.9, 8.10, 8.11, 8.12, 8.13, 8.14, 8.15, 8.16, 8.17(g),
     8.18,  8.19,  8.23,  8.24,  8.25,  8.26 or 8.27 hereof or of any Collateral
     Document dealing with the use, disposition or remittance of the proceeds of Collateral or the maintenance of insurance thereon;

          (c) default in the observance or performance of any other provision hereof or any of the other Loan Documents which is not remedied within 30 days after written notice thereof to the Company by any Lender or by the holder of any Note;

          (d) default shall occur in the payment when due (whether by lapse of time, acceleration or otherwise) of any indebtedness (including as such all obligations included in Consolidated Total Indebtedness) aggregating in excess of $5,000,000 issued, assumed or guaranteed by the Parent or any Subsidiary or any other event of default shall occur with respect to any such indebtedness beyond any period of grace provided therefor (provided that if the default in question can result in the acceleration of the maturity of Subordinated Debt, then it shall in any event constitute an Event of Default hereunder two Business Days prior to the date on which the Subordinated Debt in question will become due by acceleration);

          (e) any representation or warranty made herein or in any of the other Loan Documents or in any statement or certificate furnished pursuant hereto or thereto, or in connection with any advance or issuance made hereunder or by any Person in connection with the transactions contemplated hereby, proves untrue in any material respect as of the date of the issuance or making thereof;

          (f) any judgment or judgments, writ or writs or warrant or warrants of attachment, or any similar process or processes in an aggregate amount in excess of $5,000,000 shall be entered or filed against the Parent or any Subsidiary or against any of the property or assets of any of them and remains undischarged, unvacated, unbonded or unstayed for a period of 30 days;

          (g) any event occurs or condition exists which is specified as an event of default under any of the other Loan Documents after the expiration of any applicable notice or grace periods;

          (h) any of the Loan Documents or the Marketing Agreement shall for any reason not be or shall cease to be in full force and effect, or any of the Loan Documents or the Marketing Agreement is declared to be null and void as to any party, or the Parent or any Subsidiary takes any action for the purpose of repudiating or rescinding any Loan Document executed by it or the Marketing Agreement;

          (i) a Change of Control occurs;

          (j) the Parent or any Subsidiary becomes insolvent or bankrupt or bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or laws for the relief of debtors are instituted against the Parent or any Subsidiary and are not dismissed within 60 days after such institution or a decree or order of a court having jurisdiction in the premises for the appointment of a trustee or receiver or custodian for the Parent or any Subsidiary or for the major part of any of their property is entered and the trustee or receiver or custodian appointed pursuant to such decree or order is not discharged within 60 days after such appointment; or

          (k) the Parent or any Subsidiary shall institute bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or laws for the relief of debtors or shall consent to the institution of such proceedings against it by others or to the entry of any decree or order adjudging it bankrupt or insolvent or approving as filed any petition seeking reorganization under any bankruptcy or similar law or shall apply for or shall consent to the appointment of a receiver or trustee or custodian for it or for the major part of any of their property or shall make an assignment for the benefit of creditors or shall admit in writing its inability to pay its debts as they mature or shall take any corporate action in contemplation or in furtherance of any of the foregoing purposes.

     Section 9.2. Non Bankruptcy Defaults. When any Event of Default described in subsections 9.1(a) to 9.1(i), both inclusive, has occurred and is continuing, the Administrative Agent may (and shall, upon request of the Required Lenders or, in the case of clause (a) below, the Required Revolving Credit Lenders), by notice to the Company, take any or all of the following actions:

          (a) terminate the obligation of the Lenders to extend any further credit hereunder on the date (which may be the date thereof) stated in such notice (such termination shall be effective upon verbal notification, the Administrative Agent hereby agreeing to provide written notification thereof to the Company as soon as practical thereafter);

          (b) declare the principal of and the accrued interest on the Notes to be forthwith due and payable and thereupon the Notes, including both principal and interest, and all fees, charges and commissions payable hereunder, shall be and become immediately due and payable without further demand, presentment, protest or notice of any kind;

          (c) demand that the Company immediately provide to the Administrative Agent cash collateral for the full amount of each Letter of Credit and the Company agrees to immediately provide such cash collateral and acknowledges and agrees that the Revolving Credit Lenders would not have an adequate remedy at law for failure by the Company to honor any such demand and that the Lenders shall have the right to require the Company to specifically perform such undertaking whether or not any draws have been made under the Letters of Credit; and

          (d) enforce any and all rights and remedies available under the Loan Documents or applicable law.

     Section 9.3. Bankruptcy Defaults. When any Event of Default described in subsections 9.1(j) or (k) has occurred and is continuing, then (a) the then unpaid balance of the Notes, including both principal and interest, and all fees, charges and commissions payable hereunder or under the Applications, shall immediately become due and payable without presentment, demand, protest or notice of any kind, (b) the obligation of the Lenders to extend further credit pursuant to any of the terms hereof shall immediately and automatically terminate, (c) the Company shall immediately provide to the Administrative Agent cash collateral for the full amount of all Letters of Credit, whether or not draws have been made thereon, the Company acknowledging that the Revolving Credit Lenders would not have an adequate remedy at law for failure by the Company to honor any such demand, and the Revolving Credit Lenders shall have the right to require the Company to specifically perform such undertaking whether or not any draws have been made under the Letters of Credit, and (d) the Administrative Agent may exercise all remedies available to it under the Loan Documents or applicable law.


SECTION 10. THE AGENT AND ISSUING BANK.

     Section 10.1. Appointment and Authorization. Each Lender hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers hereunder and under the Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof together with such powers as are reasonably incidental thereto. The Administrative Agent may delegate or perform any of its responsibilities hereunder to or through its affiliates. The Administrative Agent or Issuing Bank may resign at any time by sending twenty (20) days prior written notice to the Company and the Lenders and may be removed by the Required Lenders upon twenty (20) days prior written notice to the Company and the Lenders. In the event of any such resignation or removal the Required Lenders may appoint a new Administrative Agent or Issuing Bank as applicable, which shall succeed to all the rights, powers and duties of the Administrative Agent or Issuing Bank hereunder and under the other Loan Documents. If the Administrative Agent resigns or is removed, it shall also cease to be the Swing Lender hereunder and its replacement as Administrative
Agent shall become the Swing Lender. Any resigning or removed Administrative Agent or Issuing Bank or Swing Lender shall be entitled to the benefit of all the protective provisions hereof with respect to its acts as an agent, issuer or swing lender hereunder, but no successor shall in any event be liable or responsible for any actions of its predecessor. If the Administrative Agent resigns or is removed and no successor is appointed, the rights and obligations of the Administrative Agent shall be automatically assumed by the Required Lenders and (i) the Company shall be directed to make all payments due each Lender hereunder directly to each Lender and (ii) the Administrative Agent's rights in the Loan Documents shall be assigned without representation, recourse or warranty to the Lenders as their interests may appear. The parties acknowledge that the Syndication Agent has no continuing responsibilities under the Loan Documents other than as a Lender.

     Section 10.2. Rights as a Lender. The Agents and the Issuing Bank each have and reserve all of the rights, powers and duties hereunder and under the other Loan Documents as any Lender may have and may exercise the same as though they were not an Agent or the Bank and the terms "Lender" or "Lenders" as used herein and in all of such documents shall, unless the context otherwise expressly indicates, include the Agents and Issuing Bank in their individual capacities as Lenders. The Agents and Issuing Bank reserve the right to extend other credit to or engage in other business transactions with the Parent, the Subsidiaries and their Affiliates.

     Section 10.3. Standard of Care. The Lenders acknowledge that they have received and approved copies of the Loan Documents, the Stock Purchase Agreement, the Asset Transfer Agreement, the Marketing Agreement and such other information and documents concerning the transactions contemplated and financed hereby as they have requested to receive and/or review. The Agents make no representations or warranties of any kind or character to the Lenders with respect to the validity, enforceability, genuineness, perfection, value, worth or collectibility hereof or of the other Loan Documents or of the liens provided for thereby or of any other documents called for hereby or thereby or of the Collateral. The Agents need not verify the worth or existence of the Collateral. The Lenders agree that neither the Agents nor the Issuing Bank nor any director, officer, employee, agent or representative thereof (including any security trustee therefor) shall in any event be liable for any clerical errors or errors in judgment, inadvertence or oversight, or for action taken or omitted to be taken by it or them hereunder or under the Loan Documents or in connection herewith or therewith except for its or their own gross negligence or willful misconduct. The Administrative Agent shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, certificate, warranty, instruction or statement (oral or written) of anyone (including anyone in good faith believed by it to be authorized to act on behalf of the Company or any other Person), unless it has actual knowledge of the untruthfulness of same. The Administrative Agent shall be entitled to assume that no Default or Event of Default exists unless notified to the contrary by a Lender. The Lenders acknowledge that the Administrative Agent may limit its right of recovery against particular items of Collateral in order to minimize recording, mortgage, intangibles, documentary and similar taxes and that it shall incur no liability to the Lenders in doing so. The Administrative Agent shall in all events be fully protected in acting or failing to act in accord with the instructions of the Required Lenders. Upon the occurrence of an Event of Default hereunder, the Administrative Agent shall take such action with respect to the enforcement of its liens on the Collateral and the preservation and protection thereof as it shall be directed to take by the Required Lenders (and shall consult with the Lenders as to actions to be taken) but unless and until the Required Lenders have given such direction the Administrative Agent shall take or refrain from taking such actions as it deems appropriate and in the best interest of all Lenders. The Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent may treat the owner of any Note as the holder thereof until written notice of transfer shall have been filed with it as provided in Section 12.12 hereof signed by such owner in form satisfactory to the Administrative Agent. Each Lender acknowledges that it has independently and without reliance on the Agents or any other Lender and based upon such information, investigations and inquiries as it deems appropriate made its own credit analysis and decision to extend credit to the Company. It shall be the responsibility of each Lender to keep itself informed as to the creditworthiness of the Company, the Parent and each Subsidiary and the Agents shall have no liability to any Lender with respect thereto.

     Section 10.4. Costs and Expenses. Each Lender agrees to reimburse the Administrative Agent and the Issuing Bank for all reasonable out of pocket costs and expenses suffered or incurred by the Administrative Agent or the Issuing Bank or any security trustee in performing its duties hereunder and under the other Loan Documents or in the exercise of any right or power imposed or conferred upon the Administrative Agent or the Issuing Bank hereby or thereby, to the extent that the Administrative Agent or the Issuing Bank is not promptly reimbursed for same by the Company or out of the Collateral, all such costs and expenses to be borne by the Lenders ratably in accordance with the amounts of their respective Aggregate Percentages.

            Section 10.5. Indemnity. The Lenders shall ratably (in accord with their Aggregate Percentages) indemnify and hold the Agents and Issuing Bank, and each of their directors, officers, employees, agents or representatives (including as such any security trustee therefor) harmless from and against any liabilities, losses, costs or expenses suffered or incurred by them in their capacities as such under this Agreement or any of the other Loan Documents or in connection with the transactions contemplated hereby or thereby, regardless of when asserted or arising, except to the extent they are promptly reimbursed for the same by the Company or out of the Collateral and except to the extent that any event giving rise to a claim was caused by the gross negligence or willful misconduct of the party seeking to be indemnified.


SECTION 11. THE GUARANTEES.

     Section 11.1. The Guarantees. To induce the Lenders to provide the credits described herein and in consideration of benefits expected to accrue to each Guarantor by reason of the Commitments and for other good and valuable consideration, receipt of which is hereby acknowledged, each Guarantor hereby unconditionally and irrevocably guarantees jointly and severally to the Agents, the Issuing Bank, the Lenders and each other holder of any of the Company's obligations under the Loan Documents, the due and punctual payment of all present and future indebtedness, obligations and liabilities of the Company evidenced by or arising out of the Loan Documents, including, but not limited to, the due and punctual payment of principal of and interest on the Notes and amounts due on the Applications and in respect of the Hedging Liability and the due and punctual payment of all other obligations now or hereafter owed by the Company under the Loan Documents as and when the same shall become due and payable, whether at stated maturity, by acceleration or otherwise, according to the terms hereof and thereof. In case of failure by the Company punctually to pay any indebtedness guaranteed hereby, each Guarantor hereby unconditionally agrees jointly and severally to make such payment or to cause such payment to be made punctually as and when the same shall become due and payable, whether at stated maturity, by acceleration or otherwise, and as if such payment were made by the Company.

     Section 11.2. Guarantee Unconditional. The obligations of each Guarantor as a guarantor under this Section 11 shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

          (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company or of any other Guarantor under this Agreement or any other Loan Document whether by operation of law or otherwise;

          (b) any modification or amendment of or supplement to this Agreement or any other Loan Document;

          (c) any change in the corporate existence, structure or ownership of, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting, the Company, any other Guarantor, or any of their respective assets, or any resulting release or discharge of any obligation of the Company or of any other Guarantor contained in any Loan Document;

          (d) the existence of any claim, set-off or other rights which the Guarantor may have at any time against any Agent or Lender or the Issuing Bank or any other Person, whether or not arising in connection herewith;

          (e) any failure to assert, or any assertion of, any claim or demand or any exercise of, or failure to exercise, any rights or remedies against the Company, any other Guarantor or any Collateral;

          (f) any application of any sums by whomsoever paid or howsoever realized to any obligation of the Company, regardless of what obligations of the Company remain unpaid,

          (g) any invalidity or unenforceability relating to or against the Company or any other Guarantor for any reason of this Agreement or of any other Loan Document or any provision of applicable law or regulation purporting to prohibit the payment by the Company of the principal of or interest on any Note, or any other amount payable by it under the Loan Documents; or

          (h) any other act or omission to act or delay of any kind by any Agent or Lender or the Issuing Bank or any other Person or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the obligations of the Guarantor under this Section 11.

     Section 11.3. Discharge Only upon Payment in Full; Reinstatement in Certain Circumstances. Each Guarantor's obligations under this Section 11 shall remain in full force and effect until the Commitments are terminated and the principal of and interest on the Notes and all other amounts then due and payable by the Company under this Agreement and all other Loan Documents shall have been paid in full and all Letters of Credit have expired. If at any time any payment of the principal of or interest on any Note or any other amount payable by the Company under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or of a Guarantor, or otherwise, each Guarantor's obligations under this Section 11 with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time.

     Section 11.4. Subrogation. No Guarantor will exercise any rights which it may acquire by way of subrogation as a result of any payment made hereunder, or otherwise, until the Notes and all other amounts payable by the Company under the Loan Documents shall have been paid in full and after the termination of the Commitments and expiration of the Letters of Credit. If any amount shall be paid to a Guarantor on account of such subrogation rights at any time prior to the later of (a) the payment in full of the Notes and all other amounts payable by such Guarantor hereunder and (b) the termination of all the Commitments and the expiration of all Letter of Credit, such amount shall be held in trust for the benefit of the Administrative Agent and the Lenders and shall forthwith be paid to the Administrative Agent and the Lenders or be credited and applied upon the Company's' obligations under the Loan Documents, whether matured or unmatured, in accordance with the terms of this Agreement. Notwithstanding any other provision hereof, the right to recovery against each Guarantor under this
Section 11 shall not exceed $1.00 less than the amount which would render such Guarantor's obligations under this Section 11 void or voidable under applicable law.

     Section 11.5. Waivers. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by the Administrative Agent the Issuing Bank any Lender or any other Person against the Company, another Guarantor or any other Person.

     Section 11.6. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Company under this Agreement or any other Loan Document is stayed upon the insolvency, bankruptcy or reorganization of the Company or any other Guarantor, all such amounts otherwise subject to acceleration under the terms of this Agreement or the other Loan Documents shall nonetheless be payable jointly and severally by the Guarantors hereunder forthwith on demand by the Administrative Agent.


SECTION 12. MISCELLANEOUS.

     Section 12.1. Waiver of Rights. No delay or failure on the part of any Lender or the holder or holders of any Note in the exercise of any power or right shall operate as a waiver thereof or as an acquiescence in any default, nor shall any single or partial exercise thereof, or the exercise of any other power or right, preclude any other right or the further exercise of any other rights. The rights and remedies hereunder of the Lenders, the Administrative Agent, the Issuing Bank, the Syndication Agent, the Lenders and of the holder or holders of any Note are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

     Section 12.2. Non-Business Day. If any payment of principal shall fall due on a day which is not a Business Day, interest at the rate such principal bears for the period prior to maturity shall continue to accrue on such principal from the stated due date thereof to and including the next succeeding Business Day on which the same is payable.

     Section 12.3. Documentary Taxes. The Company agrees to pay any documentary, stamp or similar taxes payable in respect to this Agreement or any other Loan Document, including interest and penalties, in the event any such taxes are assessed irrespective of when such assessment is made and whether or not any credit is then in use or available hereunder.

     Section 12.4. Survival of Representations. All representations and warranties made in the Loan Documents or pursuant thereto or in certificates given pursuant hereto or thereto shall survive the execution and delivery of this Agreement and of the other Loan Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder.

            Section 12.5. Set-off Sharing. Each Lender agrees with each other Lender a party hereto that in the event such Lender shall receive and retain any payment, whether by set-off or application of deposit balances or otherwise ("Set-off"), on or in respect of any Note or other obligation outstanding under the Loan Documents in excess of the amount to which it is entitled under this Agreement, then such Lender shall purchase for cash at face value, but without recourse, ratably from each of the other Lenders such amount of the Notes or other obligations held by each such other Lender (or interest therein) as shall be necessary to cause such payment to be shared in accord with Section 4.6 hereof; provided, however, that if any such purchase is made by any Lender, and if such excess payment or part thereof is thereafter recovered from such purchasing Lender, the related purchases from the other Lenders shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest.

     Section 12.6. Notices. All communications provided for herein shall be in writing or by telecopy, except as otherwise specifically provided for hereinabove, addressed, if to the Parent, the Company or the Guarantors at 90 Linden Oaks, Rochester, New York 14625, Attention: Chief Financial Officer or if to the Administrative Agent, the Issuing Bank or Lenders at their respective addresses set forth opposite their respective signatures hereto or an Assignment Agreement to which they are a party, or at such other address as shall be designated by any party hereto in a written notice to each other party pursuant to this Section 12.6. Any notice in writing shall be deemed to have been given or made when served personally or three (3) days after being mailed (properly addressed) if sent by United States mail or upon receipt, if sent by telecopy; provided that any notice to the Administrative Agent or any Lender under Sections 2 and 3 hereof shall only be effective upon receipt.

     Section 12.7. Counterparts. This Agreement may be executed in any number of counterparts, and by the different parties on different counterparts, each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

     Section 12.8. Successors and Assigns. This Agreement shall be binding upon the Company and the Guarantors and their successors and assigns, and shall be binding upon and inure to the benefit of the Agents and the Lenders and their respective successors and assigns, including any subsequent holder of any Note. The Company and Guarantors may not assign their rights or obligations hereunder without the prior written consent of the Banks.

     Section 12.9. Participants. Each Lender shall have the right at its own cost to grant participations (to be evidenced by one or more agreements or certificates of participation) in the Loans made by such Lender and credit risks in Letters of Credit held by such Lender at any time and from time to time to one or more other Persons, provided that no such participant shall have any rights under this Agreement or any other Loan Document (the participant's rights against the Lender granting its participation to be those set forth in the participation agreement between the participant and such Lender); provided, further, that no Lender shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Loan Document except to the extent such amendment or waiver would extend a scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Termination Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory prepayment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof). Each such Lender selling a participation shall be entitled to the benefits of Sections 2.1(c)(iv), 3, 4.8 and 4.9 hereof to the extent such Lender would have been so entitled had no such participation been sold.

     Section 12.10. Costs and Expenses. The Company agrees to pay within 10 days of demand therefor all reasonable out of pocket costs and out of pocket expenses incurred by the Agents in connection with the preparation, execution, delivery, recording and/or filing and/or release of the Loan Documents and the other instruments and documents to be delivered hereunder or thereunder or in connection with the transactions contemplated hereby or thereby or the syndication of the credit facilities provided for herein or in connection with any consents hereunder or thereunder or waivers or amendments hereto or thereto, including the reasonable fees and out-of-pocket expenses of counsel for the Agents with respect to all of the foregoing, and all recording, registration, filing or other fees, costs and taxes incident to perfecting a lien upon the collateral security for the Notes and other obligations of the Company, all appraisal, environmental, title insurance and similar costs and charges incurred by the Agents, all costs of the Administrative Agent in examining, monitoring or auditing the Collateral, and all reasonable costs and expenses (including reasonable attorneys' fees), incurred by the Administrative Agent, any security trustee for the Lenders, the Issuing Bank, the Lenders or any other holders of a
Note in connection with a default or the enforcement of any of the Loan Documents and the other instruments and documents to be delivered hereunder or thereunder or the preservation, protection or sale of Collateral, including allocated costs of in-house counsel. The Company agrees to indemnify and save the Lenders, the Agents, the Issuing Bank and any security trustee for the Lenders harmless from any and all liabilities, losses, costs and expenses incurred by any Lender, either Agent, the Issuing Bank or such security trustee in connection with any action, suit or proceeding brought against either Agent, a security trustee, the Issuing Bank or any Lender by any Person which arises out of the transactions contemplated or financed hereby or by the other Loan Documents or out of any action or inaction by an Agent, the Issuing Bank, any security trustee or any Lender hereunder or thereunder, except for such thereof as is caused by the gross negligence or willful misconduct of the party indemnified. The provisions of this Section 12.10 and the protective provisions of Section 3 and 4 hereof shall survive payment of the Notes and the other obligations owing to the Lenders hereunder.

     Section 12.11. Construction. The parties hereto acknowledge and agree that the Loan Documents shall not be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation of this Agreement.

     Section 12.12. Assignment Agreements. Each Lender may, from time to time, with the consent of the Company (but no such Company consent shall be required if a Default or Event of Default has occurred and is continuing), the Administrative Agent and the Issuing Bank, which will not be unreasonably withheld, assign to other Persons part of the indebtedness evidenced by any of its Notes and credit risks with respect to Letters of Credit then owned by it and/or any of its Commitments pursuant to an assignment agreement executed by the assignor, the assignee, the Company (unless a Default or Event of Default has occurred and is continuing), the Issuing Bank and the Administrative Agent (an "Assignment Agreement"), specifying the portion of the indebtedness evidenced by the Notes and Applications which is to be assigned to each such assignee and the portion of the Commitments of the assignor to be assumed by it; provided, however, that unless each of the Administrative Agent, the Issuing Bank and the Company (unless a Default or Event of Default has occurred and is continuing), otherwise consents, the aggregate amount of the unfunded Commitments, Loans, and credit risk with respect to Letters of Credit retained by the assigning Lender shall not be less than $10,000,000 and the assignee's unfunded Commitments, Loans and risk participation in the Letters of Credit shall not be less than $5,000,000, and the assigning Lender shall pay to the Administrative Agent a processing and recordation fee of $3,500 ($2,500 in the case of assignments to a Person who is a Lender prior to giving effect to the assignment in question) for each assignment and any extraordinary out-of-pocket attorney's fees and expenses incurred by the Administrative Agent in connection with each such Assignment Agreement and, notwithstanding Section 12.10, the Company shall have no liability therefor. The foregoing amount limitations shall not apply in the circumstance where a Lender is assigning its entire remaining amount of a given Commitment and all of the extensions of credit which arose under such Commitment to an assignee nor shall such minimum amount limitations be applicable to Bank of Montreal. Upon the execution of each Assignment Agreement by the assignor, the assignee, the Administrative Agent, the Issuing Bank and the Company and satisfaction of the foregoing conditions and any conditions set forth therein (i) such assignee shall thereupon become a "Lender" for all purposes of this Agreement with Commitments in the amounts set forth in such Assignment Agreement and with all the rights, powers and obligations afforded a Lender hereunder, provided that the assigning Lender shall retain the benefit of all indemnities of the Company with respect to matters arising prior to the effective date of such Assignment Agreement, which shall survive and inure to the benefit of the assigning Lender, (ii) such assigning Lender shall have no further liability for funding the portion of its Commitments assumed by such other Lender, and (iii) the address for notices to such assignee shall be as specified in the Assignment Agreement executed by it. Concurrently with the execution and delivery of such Assignment Agreement by the assignor, the assignee, the Company, the Issuing Bank and the Administrative Agent, the Company shall execute and deliver Notes to the assignee Lender all such notes to constitute "Notes" for all purposes of the Loan Documents.

     Section 12.13. Waivers, Modifications and Amendments. Any provision hereof or of any of the other Loan Documents may be amended, modified, waived or released and any Default or Event of Default and its consequences may be rescinded and annulled upon the written consent of the Required Lenders; provided, however, that without the consent of all Lenders no such amendment, modification or waiver shall increase the amount or extend the terms of any Lender's Commitment or reduce the interest rate applicable to or extend the express maturity of any Loan, fee or other obligation owed to it or reduce the amount of the fees to which it is entitled hereunder or release any Guarantor from its obligations hereunder (except for releases in connection with the sale or liquidation of a Subsidiary other than the Company) or release any substantial (in value) part of the collateral security afforded by the Collateral Documents (except in connection with a sale or other disposition permitted by this Agreement) or change the definition of "Required Lenders" or amend this Section 12.13; it being understood (i) that waivers or modifications of covenants, Defaults or Events of Default (other than those set forth in Section 9.1(j) and (k) hereof) or of a mandatory prepayment may be made at the discretion of the Required Lenders and shall not constitute an increase of a Commitment of any Lender, and (ii) any waiver of applicability of any post-default increase in interest rates may be made at the discretion of the Required Lenders. No amendment, modification or waiver of an Agent's or the Issuing Bank's protective provisions shall be effective without the prior written consent of the affected Agents or the Issuing Bank, as applicable. No change may be made in the rights or obligations of the Swing Lender without its consent and no change may be made in the definition of the term "Required Revolving Credit Lenders" without the consent of all Revolving Credit Lenders.

     Section 12.14. Entire Agreement. The Loan Documents and any separate agreement concerning fees constitutes the entire understanding of the parties with respect to the subject matter hereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby. All provisions hereof are severable.

     Section 12.15. Headings. Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.

     Section 12.16. Confidentiality. Any information disclosed by the Parent or any of its Subsidiaries to the Administrative Agent or any of the Lenders shall be used solely for purposes of this Agreement and for the purpose of determining whether or not to extend other credit or financial accommodations to the Company or its Subsidiaries and, if such information is not otherwise in the public domain, shall not be disclosed by the Administrative Agent or such Lender to any other Person except (i) to its independent accountants and legal counsel (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (ii) pursuant to statutory and regulatory requirements, (iii) pursuant to any mandatory court order, subpoena or other legal process, provided that such Lender or the Administrative Agent, as applicable, shall give the Company prior written notice of any such disclosure if lawful, (iv) to the Administrative Agent or any other Lender, (v) pursuant to any agreement heretofore or hereafter made between such Lender and the Company which permits such disclosure, (vi) in connection with the exercise of any right or remedy under the Loan Documents, or (vii) subject to an agreement containing provisions substantially similar in effect those of this Section, to any participant in or assignee of, or prospective participant in or assignee of, any obligation or Commitment.

     SECTION 12.17. JURISDICTION. (A) EACH PARTY HERETO HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS (EASTERN DIVISION) AND OF ANY ILLINOIS STATE COURT SITTING IN CHICAGO FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAN ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     (B) THE COMPANY AND THE GUARANTORS AGREE THAT THE ADMINISTRATIVE AGENT, THE ISSUING BANK AND THE LENDERS SHALL EACH HAVE THE RIGHT TO PROCEED AGAINST THE COMPANY AND THE GUARANTORS OR THEIR PROPERTY IN A COURT IN ANY OTHER LOCATION. THE COMPANY AND THE GUARANTORS AGREE THAT THEY SHALL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT IN ACCORDANCE WITH THIS PROVISION BY THE ADMINISTRATIVE AGENT, THE ISSUING BANK OR ANY LENDER TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE
ADMINISTRATIVE AGENT, THE ISSUING BANK OR ANY LENDER. THE COMPANY AND THE GUARANTORS WAIVE ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE ADMINISTRATIVE AGENT OR ANY LENDER HAS COMMENCED A PROCEEDING DESCRIBED IN THIS SUBSECTION.

     SECTION  12.18.  WAIVER OF JURY TRIAL.  THE COMPANY,  THE  GUARANTORS,  THE
AGENTS, THE ISSUING BANK AND THE LENDERS EACH WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN THE AGENTS OR EITHER OF THEM, THE ISSUING BANK OR ANY LENDER AND THE COMPANY AND/OR ANY OF THE GUARANTORS ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED
THERETO. THE COMPANY, THE GUARANTORS, THE AGENTS, THE ISSUING BANK AND THE LENDERS EACH HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY OF THEM MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     SECTION 12.19. GOVERNING LAW. THIS AGREEMENT AND THE NOTES, AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE CONSTRUED AND DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

                                            [SIGNATURE PAGE TO FOLLOW]

         Upon your acceptance hereof in the manner hereinafter set forth, this Agreement shall be a contract between us for the purposes hereinabove set forth.

         Executed and delivered as of this 23rd day of September, 1998.



                       AGRILINK FOODS, INC.


                       By   /s/ Earl L. Powers
                            Its Vice President Finance and
                            Chief Financial Officer


                       PRO-FAC COOPERATIVE, INC.


                       By   /s/ Earl L. Powers
                            Its Vice President Finance and
                            Assistant Treasurer


                       LINDEN OAKS CORPORATION


                       By   /s/ Timothy J. Benjamin
                            Its President

                       KENNEDY ENDEAVORS, INCORPORATED


                       By   /s/ Earl L. Powers
                            Its Vice President and Secretary

     Accepted and Agreed to as of the day and year last above written.

Revolving Credit Commitment:      HARRIS TRUST AND SAVINGS BANK,
$26,666,666.67                       Individually and as Administrative Agent,
                                     Issuing Bank and Swing Lender
A Credit Commitment:
$13,333,333.33

B Credit Commitment:              By  /s/ H. Glen Clarke
            -0-                       Its Vice President

C Credit Commitment:              Address:             111 West Monroe Street
            -0-                                        Chicago, Illinois  60690
                                  Attention:           Agribusiness Division

                                  Eurodollar Lending Office:
                                  Nassau Branch
                                  111 West Monroe Street
                                  Chicago, Illinois  60603


Revolving Credit Commitment:      BANK OF MONTREAL,
$173,333,333.33                      Individually and as Syndication Agent

A Credit Commitment:
$86,666,666.67
                                  By  /s/ Michael W. Hedrick
B Credit Commitment:                  Its Director
$175,000,000
                                  Address:             115 South LaSalle Street
                                                       Chicago, Illinois  60603
C Credit Commitment:              Attention:           Global Distribution
$180,000,000
                                     Eurodollar Lending Office:
                                     115 South LaSalle Street
                                     Chicago, Illinois  60603

                                   EXHIBIT A

                              AGRILINK FOODS, INC.

                              REVOLVING CREDIT NOTE

                                                               ___________, 1998

         FOR VALUE RECEIVED, the undersigned, AGRILINK FOODS, INC., a New York corporation (the "Company"), hereby promises to pay to the order of __________________ (the "Lender") on the Termination Date (as defined in the Credit Agreement hereinafter referred to), at the principal office of Harris Trust and Savings Bank in Chicago, Illinois, the aggregate unpaid principal amount of all Revolving Credit Loans made by the Lender to the Company under the Credit Agreement hereinafter mentioned and remaining unpaid on the Termination Date, together with interest on the principal amount of each Revolving Credit Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in said Credit Agreement.

         The Lender shall record on its books or records or on the schedule to this Note which is a part hereof the principal amount of each Revolving Credit Loan made by it to the Company under the Credit Agreement, all payments of principal and interest thereon and the principal balances from time to time outstanding; provided that prior to the transfer of this Note all such amounts shall be recorded on the schedule attached to this Note. The record thereof, whether shown on such books or records or on the schedule to this Note, shall be prima facie evidence as to all such amounts; provided, however, that the failure of the Lender to record any of the foregoing shall not limit or otherwise affect the obligation of the Company to repay all Revolving Credit Loans made to under the Credit Agreement, together with accrued interest thereon.

         This Note is one of the Revolving Credit Notes referred to in and issued under that certain Credit Agreement dated as of September 23, 1998, among the Company, Pro-Fac Cooperative, Inc. and certain other Guarantors, Harris Trust and Savings Bank, as Administrative Agent and Issuing Bank, and Bank of Montreal, as Syndication Agent and the Lenders from time to time as parties thereto, as amended from time to time (the "Credit Agreement"). All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as such terms have in said Credit Agreement.

         Prepayments may be made, and are sometimes required to be made, on any Loan evidenced hereby and this Note (and the Revolving Credit Loans evidenced hereby) may be declared due prior to the expressed maturity thereof, all in the events, on the terms and in the manner as provided for in said Credit Agreement. This Note is secured as provided for in the Credit Agreement.

         The undersigned hereby waive presentment for payment and demand.

         This Note is governed by and shall be construed in accordance with the internal laws of the State of Illinois.

                                     AGRILINK FOODS, INC.



                                     By
                                          Its__________________________________

                                    EXHIBIT B


                              AGRILINK FOODS, INC.


                                SWING CREDIT NOTE

                                                             _____________, 1998

         FOR VALUE RECEIVED, the undersigned, AGRILINK FOODS, INC., a New York corporation (the "Company"), hereby promises to pay to the order of Harris Trust and Savings Bank (the "Lender"), at the principal office of Harris Trust and Savings Bank in Chicago, Illinois, the aggregate unpaid principal amount of each Swing Loan made by the Lender to the Company under the Credit Agreement hereinafter mentioned on the due date therefor as specified pursuant to the Credit Agreement hereinafter identified, together with interest on the principal amount of each Swing Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in said Credit Agreement.

         The Lender shall record on its books or records or on the schedule to this Note which is a part hereof the principal amount and due date of each Swing Loan made by it to the Company under the Credit Agreement, all payments of principal and interest thereon and the principal balances from time to time outstanding; provided that prior to the transfer of this Note all of such amounts shall be recorded on the schedule attached to this Note. The record thereof, whether shown on such books or records or on the schedule to this Note, shall be prima facie evidence as to all such amounts; provided, however, that the failure of the Lender to record any of the foregoing shall not limit or otherwise affect the obligation of the Company to repay all Swing Loans made to it, under the Credit Agreement, together with accrued interest thereon.

         This Note is the Swing Credit Note referred to in and issued under that certain Credit Agreement dated as of September 23, 1998, among the Company, Pro-Fac Cooperative, Inc. and certain other Guarantors, Harris Trust and Savings Bank, as Administrative Agent and Issuing Bank, and Bank of Montreal, as Syndication Agent and the Lenders named therein, as amended from time to time (the "Credit Agreement"). All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as such terms have in said Credit Agreement.

         Prepayments may be made, and are sometimes required to be made, on any Loan evidenced hereby and this Note (and the Swing Loans evidenced hereby) may be declared due prior to the expressed maturity thereof, all in the events, on the terms and in the manner as provided for in said Credit Agreement. This Note is secured as provided for in the Credit Agreement.

         The undersigned hereby waive presentment for payment and demand.

         This Note is governed by and shall be construed in accordance with the internal laws of the State of Illinois.

                                        AGRILINK FOODS, INC.



                                        By
                                             Its_______________________________

                                    EXHIBIT C

                              AGRILINK FOODS, INC.

                                  A CREDIT NOTE

                                                             _____________, 1998

         FOR VALUE RECEIVED, the undersigned, AGRILINK FOODS, INC., a New York corporation (the "Company"), hereby promises to pay to the order of __________________ (the "Lender"), at the principal office of Harris Trust and Savings Bank in Chicago, Illinois, the aggregate principal amount of the A Loans made by the Lender to the Company under the Credit Agreement referred to below in seventeen (17) consecutive quarterly installments, commencing on September 30, 1999, and continuing on the last day of every September, December, March and June thereafter to and including September 30, 2003, in the amounts specified in the Credit Agreement hereinafter referred to, together with interest on the amount of the principal indebtedness from time to time outstanding hereunder at the rates, and payable in the manner and on the dates specified in said Credit Agreement.

         The Lender shall record on its books or records or on the schedule to this Note which is a part hereof the principal amount of the A Loans made by it to the Company under the Credit Agreement, all payments of principal and interest thereon and the principal balances from time to time outstanding; provided that prior to the transfer of this Note all such amounts shall be recorded on a schedule attached to this Note. The record thereof, whether shown on such books or records or on the schedule to this Note, shall be prima facie evidence as to all such amounts; provided, however, that the failure of the Lender to record any of the foregoing shall not limit or otherwise affect the obligation of the Company to repay all A Loans made to it under the Credit Agreement, together with accrued interest thereon.

         This Note is one of the A Credit Notes referred to in and issued under that certain Credit Agreement dated as of September 23, 1998, among the Company, Pro-Fac Cooperative, Inc. and certain other Guarantors, Harris Trust and Savings Bank, as Administrative Agent and Issuing Bank, Bank of Montreal, as Syndication Agent, and the Lenders named therein, as amended from time to time (the "Credit Agreement"). All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as such terms have in said Credit Agreement. This Note is secured as provided for in the Credit Agreement.

         Prepayments may be made, and are sometimes required to be made, on the A Loans evidenced hereby and this Note (and the A Loans evidenced hereby) may be declared due prior to the expressed maturity thereof, all in the events, on the terms and in the manner as provided for in said Credit Agreement.

         The undersigned hereby waive presentment for payment and demand.

         This Note is governed by and shall be construed in accordance with the internal laws of the State of Illinois.

                                     AGRILINK FOODS, INC.



                                     By
                                          Its__________________________________

                                    EXHIBIT D

                              AGRILINK FOODS, INC.


                                  B CREDIT NOTE

                                                             _____________, 1998

         FOR VALUE RECEIVED, the undersigned, AGRILINK FOODS, INC., a New York corporation (the "Company"), hereby promises to pay to the order of __________________ (the "Lender"), at the principal office of Harris Trust and Savings Bank in Chicago, Illinois, the aggregate principal amount of the B Loans made by the Lender to the Company under the Credit Agreement referred to below in twenty-four (24) consecutive quarterly installments, commencing on December 31, 1998, and continuing on the last day of every September, December, March and June thereafter to and including September 30, 2004, in the amounts specified in the Credit Agreement hereinafter referred to, together with interest on the amount of the principal indebtedness from time to time outstanding hereunder at the rates, and payable in the manner and on the dates specified in said Credit Agreement.

         The Lender shall record on its books or records or on the schedule to this Note which is a part hereof the principal amount of the B Loans made by it to the Company under the Credit Agreement, all payments of principal and interest thereon and the principal balances from time to time outstanding; provided that prior to the transfer of this Note all such amounts shall be recorded on a schedule attached to this Note. The record thereof, whether shown on such books or records or on the schedule to this Note, shall be prima facie evidence as to all such amounts; provided, however, that the failure of the Lender to record any of the foregoing shall not limit or otherwise affect the obligation of the Company to repay all B Loans made to it under the Credit Agreement, together with accrued interest thereon.

         This Note is one of the B Credit Notes referred to in and issued under that certain Credit Agreement dated as of September 23, 1998, among the Company, Pro-Fac Cooperative, Inc. and certain other Guarantors, Harris Trust and Savings Bank, as Administrative Agent and Issuing Bank, Bank of Montreal, as Syndication Agent, and the Lenders named therein, as amended from time to time (the "Credit Agreement"). All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as such terms have in said Credit Agreement. This Note is secured as provided for in the Credit Agreement.

         Prepayments may be made, and are sometimes required to be made, on the B Loans evidenced hereby and this Note (and the B Loans evidenced hereby) may be declared due prior to the expressed maturity thereof, all in the events, on the terms and in the manner as provided for in said Credit Agreement.

         The undersigned hereby waive presentment for payment and demand.

         This Note is governed by and shall be construed in accordance with the internal laws of the State of Illinois.

                                         AGRILINK FOODS, INC.



                                         By
                                              Its______________________________

                                    EXHIBIT E

                              AGRILINK FOODS, INC.


                                  C CREDIT NOTE

                                                             _____________, 1998

         FOR VALUE RECEIVED, the undersigned, AGRILINK FOODS, INC., a New York corporation (the "Company"), hereby promises to pay to the order of __________________ (the "Lender"), at the principal office of Harris Trust and Savings Bank in Chicago, Illinois, the aggregate principal amount of the C Loans made by the Lender to the Company under the Credit Agreement referred to below in twenty-eight (28) consecutive quarterly installments, commencing on December 31, 1998, and continuing on the last day of every September, December, March and June thereafter to and including September 30, 2005, in the amounts specified in the Credit Agreement hereinafter referred to, together with interest on the principal amount of the principal indebtedness from time to time outstanding hereunder at the rates, and payable in the manner and on the dates specified in said Credit Agreement.

         The Lender shall record on its books or records or on the schedule to this Note which is a part hereof the principal amount of the C Loans made by it to the Company under the Credit Agreement, all payments of principal and interest thereon and the principal balances from time to time outstanding; provided that prior to the transfer of this Note all such amounts shall be recorded on a schedule attached to this Note. The record thereof, whether shown on such books or records or on the schedule to this Note, shall be prima facie evidence as to all such amounts; provided, however, that the failure of the Lender to record any of the foregoing shall not limit or otherwise affect the obligation of the Company to repay all C Loans made to it under the Credit Agreement, together with accrued interest thereon.

         This Note is one of the C Credit Notes referred to in and issued under that certain Credit Agreement dated as of September 23, 1998, among the Company, Pro-Fac Cooperative, Inc. and certain other Guarantors, Harris Trust and Savings Bank, as Administrative Agent and Issuing Bank, Bank of Montreal, as Syndication Agent, and the Lenders named therein, as amended from time to time (the "Credit Agreement"). All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as such terms have in said Credit Agreement. This Note is secured as provided for in the Credit Agreement.

         Prepayments may be made, and are sometimes required to be made, on the C Loans evidenced hereby and this Note (and the C Loans evidenced hereby) may be declared due prior to the expressed maturity thereof, all in the events, on the terms and in the manner as provided for in said Credit Agreement.

         The undersigned hereby waive presentment for payment and demand.

         This Note is governed by and shall be construed in accordance with the internal laws of the State of Illinois.

                                        AGRILINK FOODS, INC.



                                        By
                                             Its_______________________________

                                    EXHIBIT F

                              AGRILINK FOODS, INC.

                             COMPLIANCE CERTIFICATE

         This Compliance Certificate is furnished to the lenders (collectively, the "Lenders") and Harris Trust and Savings Bank as Administrative Agent (the "Administrative Agent") for the Lenders, and the Bank of Montreal, as Syndication Agent, pursuant to that certain Credit Agreement dated as of September 23, 1998, by and among Agrilink Foods, Inc., a New York corporation (the "Company"), Pro-Fac Cooperative, Inc. and certain other Guarantors and the Lenders (the "Agreement"). Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

            THE UNDERSIGNED HEREBY CERTIFIES THAT:

            1. I am the duly elected chief financial officer of Pro-Fac Cooperative, Inc.;

            2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and condition of the Parent and its Subsidiaries during the accounting period covered by the attached financial statements sufficient for me to provide this Certificate;

            3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

            4. If attached financial statements are being furnished pursuant to the Agreement, Schedule I attached hereto sets forth financial data and computations evidencing the Parent's and the Company's compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

         Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Parent and the Company have taken, are taking or propose to take with respect to each such condition or event:

         The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this
Certificate in support hereof, are made and delivered this _____ day of _______________________, 19___.

                                   SCHEDULE 1
                            TO COMPLIANCE CERTIFICATE


                              AGRILINK FOODS, INC.


                           COMPLIANCE CALCULATIONS FOR
                 CREDIT AGREEMENT DATED AS OF SEPTEMBER 23, 1998


                  CALCULATIONS AS OF ____________________, 19__

                                    EXHIBIT G

                         ADDITIONAL GUARANTOR SUPPLEMENT

                                                           ______________, 19___

HARRIS TRUST AND SAVINGS BANK, as
Administrative Agent for the Lenders
under the Credit Agreement dated as of
September 23, 1998, among Agrilink
Foods, Inc., Pro-Fac Cooperative, Inc.
and certain other Guarantors, Bank of
Montreal as Syndication Agent and such
Administrative Agent (the "Credit
Agreement")

Dear Sirs:

         Reference is made to the Credit Agreement described above. Terms not defined herein which are defined in the Credit Agreement shall have for the purposes hereof the meaning provided therein.

         The undersigned, [name of Subsidiary Guarantor], a [jurisdiction of incorporation] corporation, hereby elects to be a "Guarantor" for all purposes of the Credit Agreement, effective from the date hereof. The undersigned confirms that the representations and warranties set forth in the Credit Agreement are true and correct as to the undersigned as of the date hereof.

         Without limiting the generality of the foregoing, the undersigned hereby agrees to perform all the obligations of a Guarantor under, and to be bound in all respects by the terms of, the Credit Agreement, including without limitation Section 11 thereof, to the same extent and with the same force and effect as if the undersigned were a signatory party thereto.

         This Agreement shall be construed in accordance with and governed by the internal laws of the State of Illinois.

                                  Very truly yours,

                                  [NAME OF SUBSIDIARY GUARANTOR]


                                  By
                                  Name
                                  Title________________________________________

                                    EXHIBIT H

                                  SUBSIDIARIES

Pro-Fac Cooperative, Inc., a New York cooperative corporation (P)



                                     JURISDICTION OF
NAME                                   ORGANIZATION    PERCENTAGE OWNED      STATUS


Agrilink Foods, Inc. (A)                 New York          100%(P)           Active


Curtice-Burns Express, Inc.              New York          100%(A)           Active


Kennedy Endeavors, Inc.                  Washington        100%(A)           Active


Seasonal Employers, Inc.                 New York          100%(A)           Active


Linden Oaks Corporation                  Delaware          100%(A)           Active


Curtice Burns Foods of Canada Limited    Canada            100%(A)           Active


Curtice Burns Export Corporation         US Virgin Islands 100%(A)           Active


Snyder Distributing, Inc.                Pennsylvania      100%(A)           Active


Quality Snax of Maryland, Inc.           Pennsylvania      100%(A)          Inactive (1)


LaRestaurant of Altoona, Inc.            Pennsylvania      100%(A)          Inactive (1)


Convenient Product Sales Corp.           Pennsylvania      100%(A)          Inactive (1)


BEMSA Holding, Inc.                      Delaware          100%(A)              (2)


1.   In process of being dissolved and liquidated.

2. Upon consummation of the acquisition of all the outstanding capital stock of Dean Foods Vegetable Company and all of the outstanding capital stock of BEMSA Holding, Inc., as contemplated in the Stock Purchase Agreement between Dean Foods Company and Agrilink Foods, Inc., dated as of July 24, 1998, Agrilink Foods, Inc., will own 100% of the issued and outstanding capital stock of BEMSA Holding, Inc.

                                    EXHIBIT I
                              EXISTING INDEBTEDNESS

                                                               Balance as of
                                                              August 31, 1998

                                                  Current         Long-Term          Total

Note Payable -Duane Packer3                            --         $5,400,000       $5,400,000


Note Payable - John A. Hopay, Sr.,                $250,000        $1,113,000       $1,363,000
John A. Hopay, Jr. and Joseph C. Hopay4


Note Payable - State of Georgia5                    20,034           137,179        157,213


Note Payable - Des Moines Area                      50,953                --         50,953
Community College6


Note Payable - DelAgra Corp.7                      425,000                --        425,000


Note Payable - Fairwater, WI8                                      2,450,000      2,450,000


Various Capitalized Leases9                        776,000
                                              (current and long)

Note Payable - MN Dept. of                          10,000
 Transportation10

Albrecht Land11                                     44,876

John Hancock Insurance12                            431,221

Guarantee of loans to Great Lakes Kraut Company                              up to $8,000,000

Subordinated Promissory Note due Dean Foods Company                             $30,000,000

3.   Packer Foods Acquisition.

4. Snyder Distributing, Inc. (formerly known as J. A. Hopay Distributing, Inc.) Acquisition.

5. Development Authority of Macon County, Georgia obligation Revenue Bond dated 12/01/84.

6. Agrilink Foods, Inc. guarantor of Des Moines Area Community College's bond repayment obligations.

7.   Del Agra Corp. Acquisition.

8.   Acquired with Dean Foods Vegetable Company,  balance as of May 31, 1998.

9. Agrilink capital leases as of June 27, 1998 total $759,000. Acquired with Dean Foods Vegetable Company: IBM Leases of $17,000 as of May 31, 1998.

10.  Acquired with Dean Foods Vegetable Company, balance as of May 31, 1998.

11.  Acquired with Dean Foods Vegetable Company, balance as of May 31, 1998.

12.  Acquired with Dean Foods Vegetable Company, balance as of May 31, 1998.

                                    EXHIBIT J

                                 EXISTING LIENS

1. Industrial Revenue Bonds. Development Authority of Macon County, Georgia Limited Obligation Revenue Bond, dated December 1984, secured by a deed covering 321 Plant Street, Montezuma, Georgia (the "Montezuma Facility").

2. Pursuant to an Agreement for Sale of Stock and Assets dated July 21, 1995, between Agrilink Foods, Inc. and Duane Packer, Agrilink Foods, Inc. acquired Packer Foods. In connection with the transaction Agrilink Foods, Inc. delivered a $5,400,000 promissory note, which is secured by a mortgage on real property located at 73309 South M-40, Lawton, Michigan (the "Lawton Facility") and a security interest in equipment and proceeds at the Lawton Facility.

3. Assignment of leases and rents in favor of John Hancock Insurance Co. ($431,221 balance as of May 31, 1998) recorded against the Uvalde, Texas facility acquired with Dean Foods Vegetable Company.

4.   Capitalized leases referred to on Exhibit I.

5.   Albrecht land contract with respect to Cambria, Wisconsin real property.

                                    EXHIBIT K

                    EXISTING INVESTMENTS, LOANS AND ADVANCES



                                                        Balance as of
                                                       August 31, 1998


                                          Current         Long-Term        Total

Investments:
    Co-Bank, ACB                         $1,329,513      $22,377,434    $23,706,947
    Great Lakes Kraut Company LLC13              --        6,732,000      6,732,000
    Farmers Processing, Inc.14                   --               --             --


      Total Investments                   $1,329,513     $29,109,434    $30,438,947
                                          ==========     ===========    ===========


Loans:
Notes Receivable
    Hoopeston15                              125,587       1,427,919      1,553,506
    Garden Gallery16                          22,192              --         22,192
    Lucca17                                   10,000              --         10,000

      Total Notes Receivable              $  157,779     $ 1,427,919    $ 1,585,698
                                          ==========     ===========    ===========

13   Represents a 50%  membership  interest (50 Units).  Represents  July,  1998 balance.

14   Represents one-half of the outstanding capital stock; nominal investment.

15 Pursuant to a Note and Security Agreement dated as of April 30, 1997, between Hoopeston Foods, Inc. ("Hoopeston") and Agrilink Foods, Inc., in the original principal amount of $1,700,000, Hoopeston is required to pay Agrilink quarterly $62,150 until maturity on May 10, 2007. The promise to pay is secured by a security interest in certain equipment.

16   Loan to Garden Galleries, Inc.

17 Sale of Lucca. In connection with the sale of the Lucca Mexican and Italian Frozen Foods Business to Alex Foods Incorporated ("Alex"), the Company entered into a Trademark and License and Option Agreement dated December 7, 1992, between the Company and Alex pursuant to which the Company agreed, subject to the terms of such agreement, to sell after June 7, 1997 the indicated trademarks to Alex ("Reds," "Mexican Holiday" and "Mexican Classics").

                                    EXHIBIT L

                            SCHEDULED EXCLUDED ASSETS

1. Lawton Facility, 73309 South M-40, Lawton, Michigan, plant and equipment located therein (encumbered by $5.4 million non prepayable mortgage which forbids junior liens).

2.   Wall Lake, Iowa popcorn coloring plant (insignificant plant).

3.   Alton, New York, plant but not adjacent warehouse (held for sale).

4.   Rushville, New York plant (closed and for sale).

5.   Mount Summit, Indiana plant (closed and for sale).

6.   Brillion, Wisconsin plant (closed).

7.   Cedar Grove, Wisconsin plant (closed).

8.   Bellinghham, Washington plant (under contract for sale).

9.   McAllen, Texas plant (under contract for sale).

10.  Fort Atkinson, Wisconsin plant (closed).

11. Rights as lessee under real property leases except for future ground leases and other non-operating leases requested by the Administrative Agent.

12.  Railroad rolling stock and vehicles subject to a certificate of title law.

13.  Equity interest in Great Lakes Kraut Company, LLC.

14.  Shares of capital stock of CoBank, ACB

                              DISCLOSED LITIGATION


NONE